EXHIBIT 10.48
-------------
--------------------------------------------------------------------------------


                            PARTICIPATION AGREEMENT

                          Dated as of February 5, 1998

                                     among


                         GUILFORD PHARMACEUTICALS INC.,
                  as the Construction Agent and as the Lessee,


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                     not individually, except as expressly
                 stated herein, but solely as the Owner Trustee
                  under the Guilford Real Estate Trust 1998-1,


         THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE
              PARTIES HERETO FROM TIME TO TIME, as the Holders,


         THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE
              PARTIES HERETO FROM TIME TO TIME, as the Lenders,

                                      and


                           FIRST UNION NATIONAL BANK,
                          as the Agent for the Lenders
                     and respecting the Security Documents,
                 as the Agent for the Lenders and the Holders,
                        to the extent of their interests



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
SECTION 1A.  INITIAL LENDER AND INITIAL HOLDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1.  THE LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.  HOLDER ADVANCES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 3.  SUMMARY OF TRANSACTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

         3.1. Operative Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
              --------------------
         3.2. Property Purchase.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
              -----------------
         3.3. Construction of Improvements; Commencement of Basic Rent. . . . . . . . . . . . . . . . . . .  3
              --------------------------------------------------------
SECTION 4.  THE CLOSINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

         4.1. Initial Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              --------------------
         4.2. Initial Closing Date; Property Closing Dates; Acquisition Advances; Construction Advances.  .  3
              -----------------------------------------------------------------------------------------

SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING
            REQUIREMENTS ON COMPLETION DATE;  THE LESSEE'S
            DELIVERY OF NOTICES; RESTRICTIONS ON LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . .  3

         5.1. General.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              -------
         5.2. Procedures for Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
              ----------------------
         5.3. Conditions Precedent for the Lessor, the Lessee, the Construction Agent, the Agent,
              -----------------------------------------------------------------------------------
              the Lenders and the Holders Relating to the Initial Closing Date and the Advance of
              -----------------------------------------------------------------------------------
              Funds for the Acquisition of a Property.  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
              ---------------------------------------
         5.4. Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating
              ------------------------------------------------------------------------------------
              to the Advance of Funds after the Acquisition Advance.  . . . . . . . . . . . . . . . . . . .  11
              -----------------------------------------------------
         5.4A. Application of Proceeds of the Advances. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
               ---------------------------------------
         5.4B. Conditions Precedent to the Agent's Approval of Requisitions.  . . . . . . . . . . . . . . .  14
              --------------------------------------------------------------
         5.5. Additional Reporting and Delivery Requirements on Completion Date and
              ----------------------------------------------------------------------
              on Construction Period Termination Date.  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
              ---------------------------------------
         5.6. The Construction Agent Delivery of Construction Budget Modifications. . . . . . . . . . . . .  19
              --------------------------------------------------------------------
         5.7. Restrictions on Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              ---------------------
         5.8. Real Estate Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              -----------------
         5.9. Cash Collateral Account.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              -----------------------

SECTION 6.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         6.1. Representations and Warranties of the Borrower. . . . . . . . . . . . . . . . . . . . . . . .  20
              ----------------------------------------------
         6.2. Representations and Warranties of the Construction Agent and the Lessee.  . . . . . . . . . .  23
              -----------------------------------------------------------------------

SECTION 7. PAYMENT OF CERTAIN EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.1. Transaction Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              --------------------

         7.2. Brokers' Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              -------------
         7.3. Certain Fees and Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              -------------------------
         7.4. Structuring Fee and Administration Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              --------------------------------------

SECTION 8.  OTHER COVENANTS AND AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.1. Cooperation with the Construction Agent or the Lessee.  . . . . . . . . . . . . . . . . . . .  30
              -----------------------------------------------------
         8.2. Covenants of the Owner Trustee and the Holders. . . . . . . . . . . . . . . . . . . . . . . .  30
              ----------------------------------------------
         8.3. The Lessee Covenants, Consent and Acknowledgment. . . . . . . . . . . . . . . . . . . . . . .  32
              ------------------------------------------------
         8.3A. Additional Affirmative Covenants of the Lessee.  . . . . . . . . . . . . . . . . . . . . . .  35
               ----------------------------------------------
         8.3B. Additional Negative Covenants of the Lessee. . . . . . . . . . . . . . . . . . . . . . . . .  40
               -------------------------------------------
         8.4. Sharing of Certain Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
              ---------------------------
         8.5. Grant of Easements, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
              ------------------------
         8.6. Appointment by the Agent, the Lenders, the Holders and the Owner Trustee. . . . . . . . . . .  44
              ------------------------------------------------------------------------
         8.7. Collection and Allocation of Payments and Other Amounts.  . . . . . . . . . . . . . . . . . .  45
              -------------------------------------------------------
         8.8. Release of Properties, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
              ---------------------------
         8.9. Lessee Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
              ----------------

SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         9.1. The Construction Agent's and the Lessee's Credit Agreement Rights.  . . . . . . . . . . . . .  49
              -----------------------------------------------------------------
         9.2. The Construction Agent's and the Lessee's Trust Agreement Rights. . . . . . . . . . . . . . .  49
              ----------------------------------------------------------------

SECTION 10.  TRANSFER OF INTEREST.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         10.1. Restrictions on Transfer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
               ------------------------
         10.2. Effect of Transfer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
               ------------------

SECTION 11.  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.1. General Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
               -----------------
         11.2. General Tax Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
               ---------------------
         11.3. Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
               ---------------------------------
         11.4. Funding/Contribution Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               ------------------------------
         11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT
               --------------------------------------------------------
               LIABILITY, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
               ---------------
         11.6. Termination of Earlier Indemnification Agreement.  . . . . . . . . . . . . . . . . . . . . .  62
               ------------------------------------------------

SECTION 12.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         12.1. Survival of Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
               ----------------------
         12.2. Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
               -------
         12.3. Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
               ------------
         12.4. Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters. . . . . . . . . . . . . . .  64
               ---------------------------------------------------------------
         12.5. Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
               --------------
         12.6. Parties in Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
               -------------------
         12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE; ARBITRATION. . . . .  66
               -----------------------------------------------------------------------------------
         12.8. Severability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
               ------------
         12.9. Liability Limited. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
               -----------------
         12.10. Rights of the Lessee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                --------------------

         12.11. Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                ------------------
         12.12. Calculations under Operative Agreements.  . . . . . . . . . . . . . . . . . . . . . . . . .  70
                ---------------------------------------
         12.13. Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                ---------------
         12.14. Financial Reporting/Tax Characterization. . . . . . . . . . . . . . . . . . . . . . . . . .  72
                ----------------------------------------
         12.15. (intentionally omitted) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72




SCHEDULE 1 - Repayment of Loans

EXHIBITS

A - Form of Requisition - Sections 4.2, 5.2, 5.3 and 5.4

B - Form of Outside Counsel Opinion for the Lessee - Section 5.3(j)

C - Form of Secretary's Certificate - Section 5.3(z)

D - Form of Officer's Certificate - Section 5.3(aa)

E - Form of Officer's Certificate - Section 5.3(bb)

F - Form of Officer's Certificate - Section 5.3(cc)

G - Form of Outside Counsel Opinion for the Owner Trustee -Section 5.3(dd)

H - Form of Outside Counsel Opinion for the Lessee - Section 5.3(ee)

I - Form of Officer's Certificate - Section 5.5

J - Description of Material Litigation - Section 6.2(d)


Appendix A - Rules of Usage and Definitions

                            PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT dated as of February 5, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Lessee" or the "Construction Agent"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the Guilford Real Estate Trust 1998-1 (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); FIRST UNION NATIONAL BANK, a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the Guilford Real Estate Trust 1998-1 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                SECTION 1A.  INITIAL LENDER AND INITIAL HOLDER.

         Notwithstanding the various references in the Operative Agreements to multiple Lenders and multiple Holders, First Union National Bank is the only Lender and the only Holder as of the date of this Agreement. Additional Lenders and additional Holders may become parties to the Operative Agreements subsequent to the date hereof pursuant to the assignment provisions set forth in the applicable Operative Agreements.


                             SECTION 1.  THE LOANS.

         Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of the

Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, so that the Lessor may acquire the Properties, acquire the Equipment and construct certain Improvements, and so that the Lessee may lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.


                          SECTION 2.  HOLDER ADVANCES.

         Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the Guilford Real Estate Trust 1998-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be three percent (3%) of the amount of the Requested Funds on such date; provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three percent (3%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.


                      SECTION 3.  SUMMARY OF TRANSACTIONS.

         3.1.    OPERATIVE AGREEMENTS.

         On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, each applicable Ground Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         3.2.    PROPERTY PURCHASE.

         On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and marketable title to or ground lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed, Bill of Sale or

Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property and (e) the Term shall commence with respect to such Property.

         3.3.    CONSTRUCTION OF IMPROVEMENTS; COMMENCEMENT OF BASIC RENT.

         Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement and the Agency Agreement. The Construction Agent will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date.


                           SECTION 4.  THE CLOSINGS.

         4.1.    INITIAL CLOSING DATE.

         All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

         4.2. INITIAL CLOSING DATE; PROPERTY CLOSING DATES; ACQUISITION ADVANCES; CONSTRUCTION ADVANCES.

         The Construction Agent shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as EXHIBIT A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor and (b) each Acquisition Advance pursuant to Section 5.3 and (c) each Construction Advance pursuant to Sections 5.4., 5.4A, 5.4B and 5.4C.

             SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT;
                   REPORTING REQUIREMENTS ON COMPLETION DATE;
            THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.

         5.1.    GENERAL.

                 (a) To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency

         Agreement and the other Operative Agreements, (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, and (iii) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(a) and 7.1(b).

                 (b) In lieu of the payment of interest on the Loans and Holder Yield on the Holder Advances on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Rent Commencement Date with respect to such Property, (i) each Lender's Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender's Loan to exceed such Lender's Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the date such Lender's Available Commitment is exceeded), and
         (ii) each Holder's Holder Advance shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Advance for such period (except to the extent that at any time such increase would cause the Holder Advance of such Holder to exceed such Holder's Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the date the Available Holder Commitment of such Holder was exceeded). Such increases in a Lender's Loan and a Holder's Holder Advance shall occur without any disbursement of funds by any Person.

         5.2.    PROCEDURES FOR FUNDING.

                 (a) The Construction Agent shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than two
         (2) Advances (excluding any conversion and/or continuation of any Loans or Holder Advances) may be requested during any calendar month. Not less than (i) one (1) Business Day prior to the Initial Closing Date and (ii) five (5) Business Days prior to the date on which any Acquisition Advance or Construction Advance is to be made (unless such Acquisition Advance or Construction Advance is concurrent with the Initial Closing Date in which case the deliveries hereinafter referenced may be delivered one (1) Business Day prior to the date of the requested Advance), the Construction Agent shall deliver to the Agent, (A) with respect to the Initial Closing Date and each Acquisition Advance, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, if any, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Agent) and (B) with respect to each Construction Advance, a Requisition identifying (among other things) the Property to which such Construction Advance relates.

                 (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

                 (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3, 5.4, 5.4A, 5.4B or 5.4C, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-seven percent (97%) of the Requested Funds specified in any Requisition (ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-three percent (83%) of the Requested Funds and the Tranche B Lenders funding fourteen percent (14%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Available Commitments, (ii) each Holder shall make a Holder Advance based on its Holder Commitment in an amount such that the aggregate of all Holder Advances at such time shall be three percent (3%) of the balance of the Requested Funds specified in such Requisition, up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Lessor to pay Property Costs and/or Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Agent (for the benefit of the Lessor) and applied by the Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

                 (d) With respect to an Advance obtained by the Lessor to pay for Property Costs and/or Transaction Expenses or other costs payable under Section 7.1 hereof and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable closing date or, if such closing date does not occur within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

                 (e) All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes, Certificates, Bills of Sale, the Ground Leases and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

                 (f) Notwithstanding the completion of any closing under this Agreement pursuant to Sections 5.3, 5.4, 5.4A, 5.4B and 5.4C, each condition precedent in connection with any such closing may be subsequently enforced by the Agent (unless such has been expressly waived in writing by the Agent).


          5.3. CONDITIONS PRECEDENT FOR THE LESSOR, THE LESSEE, THE CONSTRUCTION AGENT, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE INITIAL CLOSING DATE AND THE ADVANCE OF FUNDS FOR THE ACQUISITION OF A PROPERTY.

         The obligations (i) on the Initial Closing Date of the Lessor, the Lessee, the Construction Agent, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, (ii) on the Initial Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans in order to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1(a) of this Agreement and
(iii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1(b) of this Agreement and to acquire or ground lease a Property (an "Acquisition Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion; notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

                 (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement on each such date;

                 (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                 (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed, and to the extent requested by the Agent, the Construction Inspector shall have reviewed and approved the same;

                 (d) title to each such Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

                 (e) the Construction Agent shall have delivered to the Agent a good standing certificate for the Construction Agent in the state where each such Property is located, the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired or ground leased on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired or ground leased with the proceeds of the Loans and Holder Advances and such Land, existing Improvements (if any) and Equipment (if any) shall be located in an Approved State;

                 (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements which has not been waived by the applicable Financing Parties, as the case may be, and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Advance requested by each such Requisition;

                 (g) the Construction Agent shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property in favor of the Lessor and the Agent from a title insurance company acceptable to the Agent, with such title exceptions thereto as are acceptable to the Agent;

                 (h) the Construction Agent shall have delivered to the Agent an environmental site assessment respecting each such Property prepared by an independent recognized professional acceptable to the Agent;

                 (i) the Construction Agent shall have delivered to the Agent a survey (with a flood hazard certification) respecting each such Property prepared by an independent recognized professional acceptable to the Agent;

                 (j) unless such an opinion has previously been delivered with respect to a particular state, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT B or in such other form as is acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders, prepared by counsel acceptable to the Agent;

                 (k)      (intentionally omitted);

                 (l) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Sections 7.1(a) or 7.1(b) of this Agreement, as appropriate;

                 (m) the Construction Agent shall have caused to be delivered to the Agent a Mortgage Instrument (in such form as is acceptable to the Agent, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form;

                 (n) the Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as EXHIBIT B or in such other form as is acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

                 (o) with respect to each Acquisition Advance, the sum of the Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

                 (p) if any such Property is subject to a Ground Lease, the Construction Agent shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease and, if requested by the Agent, a landlord waiver and a mortgagee waiver (in each case, in such form as is acceptable to the Agent);

                 (q) counsel (acceptable to the Agent) for the ground lessor of each such Property subject to a Ground Lease shall have issued to the Lessor, the Agent, the Lenders and the Holders, its opinion;

                 (r) the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for each such Property, if applicable;

                 (s) the Construction Agent shall have provided evidence to the Agent of insurance with respect to each such Property as provided in the Lease;

                 (t) subject to Section 5.5 of this Agreement, the Construction Agent shall have caused an Appraisal regarding each such Property to be provided to the Agent from an appraiser satisfactory to the Agent;

                 (u) the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent;

                 (v) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

                 (w)      (intentionally omitted);

                 (x) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

                 (y) since the date of the most recent audited Financial Statements (as such term is defined in the Lessee Credit Agreement) of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                 (z) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as EXHIBIT C or in such other form as is acceptable to the Agent stating that (i) each and every representation and warranty of the Lessee contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default or Event of Default which has not been waived by the applicable Financing Parties, as the case may be, has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which the Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                 (aa) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessee, dated as of the Initial Closing Date, in the form attached hereto as EXHIBIT D or in such other form as is acceptable to the Agent attaching and certifying as to (1) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Lessee of each of the Operative Agreements to which it is or will be a party, (2) its articles of incorporation certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is or will be a party and
         (ii) a good standing certificate (or local equivalent) from the appropriate office of the respective states where the Lessee is incorporated and where the principal place of business of the Lessee is located as to its good standing in each such state;

                 (bb) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as EXHIBIT E or in such other form as is acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                 (cc) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as EXHIBIT F or in such other form as is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of association or other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

                 (dd) as of the Initial Closing Date only, counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as EXHIBIT G or in such other form as is reasonably acceptable to the Agent;

                 (ee) as of the Initial Closing Date only, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT H or in such other form as is acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, from counsel acceptable to the Agent; and

                 (ff) as of the Initial Closing Date only, the Construction Agent shall have forwarded, or caused to have been forwarded, to the Equal Opportunity Compliance Office of the City of Baltimore, a completed copy of the MBE and WBE Information and

         Utilization Commitment Form as required pursuant to the City of Baltimore Commitment.

          5.4. CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE ADVANCE OF FUNDS AFTER THE ACQUISITION ADVANCE.

         Subject to Sections 5.4A, 5.4B and 5.4C, the obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of a Property (and to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1 of this Agreement in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (To the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion. Notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party.):

                 (a) the correctness on such date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and in each certificate delivered pursuant to any Operative Agreement;

                 (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                 (c) the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed, and to the extent requested by the Agent, the Construction Inspector shall have reviewed and approved the same;

                 (d) based upon the most recent Construction Budget which shall satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements;

                 (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements which has not been waived by the applicable Financing Parties, as the case may be, and no Default or Event of Default under any of the Operative Agreements will have occurred after giving effect to the Construction Advance requested by the applicable Requisition;

                 (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction

         Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent;

                 (g) the Construction Agent shall have delivered to the Agent copies of the Plans and Specifications for the applicable Improvements;

                 (h) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, any Transaction Expenses and other fees, expenses and disbursements referenced in Section 7.1(b) that are to be paid with the Advance;

                 (i) the Construction Agent shall have delivered, or caused to be delivered to the Agent, invoices, Bills of Sale or other documents acceptable to the Agent, in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

                 (j) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent; and

                 (k) since the date of the most recent audited Financial Statements (as such term is defined in the Lessee Credit Agreement) of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements.

          5.4A.  APPLICATION OF PROCEEDS OF THE ADVANCES.

                 (a) To the extent any other provision of the Operative Agreements conflicts with the provisions of this Section 5.4A, the provisions of this Section 5.4A shall govern. Advances will be disbursed to the Construction Agent to pay for Property Costs or to reimburse the Construction Agent for the payment of Property Costs, included in the Construction Budget and the Plans and Specification which at such time have previously been approved by the Agent and the Agent's construction inspector or which are otherwise approved by the Agent, as the construction of the Properties progresses. Disbursements shall be made only against Requisitions approved by the Agent pursuant to the procedures set forth herein and in the other Operative Agreements.

                 (b) All Requisitions shall be subject to the prior approval of the Agent. The Agent shall have a period of five (5) Business Days within which to approve any Requisition and shall not be required to approve Requisitions more than twice each month. All Advances will be made directly to the Construction Agent; provided, however, that notwithstanding any provision of any Operative Agreement, the Agent may, in its sole discretion, require that all Advances be made directly to the Construction Agent or be jointly payable to the Construction Agent and to any contractor, or to subcontractors, laborers, materialmen or Persons furnishing labor, services, materials or equipment used or to be used on or in connection with the acquisition and/or construction of the Properties or to any combination thereof, or to pay any loan fees, taxes, inspection fees, recording charges, legal fees and any other outstanding amounts due relating to Properties and the full cost of its Completion. Any such disbursement or payment shall be deemed to have been made to the Construction Agent or for its account. Upon receipt of any funds requested by Requisition, the Construction Agent promptly shall apply such funds to payments of the costs of the acquisition and/or construction of the Properties for which such funds are requested by the Requisition.

                 (c) Requisitions for Property Costs, other than the direct costs of construction and renovation, must (i) include an itemization of the costs for which payment is requested, (ii) have attached thereto invoices evidencing such costs, (iii) indicate that the delivery to the Property of any Equipment for which payment is requested has been completed, and (iv) have attached thereto any additional documents or information (including without limitation any financing statements or amendments to financing statements and all filing fees necessary for the filing thereof) reasonably required by the Agent in order to create or perfect, or continue the perfection of, the Agent's security interest in any Equipment or other property pursuant to the terms of the Operative Agreements.

                 (d) Requisitions for direct costs of construction and renovation of the Properties must (i) include the AIA approved progress payment form, which must be signed by the Construction Agent and the Construction Agent's architect or construction manager and
         (ii) be approved by the Agent's construction inspector, not to be unreasonably delayed, conditioned or withheld. Disbursements for direct costs of construction and renovation of the Properties shall be subject to retention (the "Retainage") in an amount equal to ten percent (10%) of the value of the Work performed and materials in place with respect to such Work; provided that, (A) as each contractor, subcontractor or materialman completes its Work and delivers a waiver of liens to the Agent, the Retainage with respect to that contractor, subcontractor or materialman will be released, and
         (B) at such time as the Improvements shall have been fifty percent (50%) completed in accordance with the Plans and Specifications, the Retainage shall be reduced to an amount equal to five percent (5%) of the value of the Work performed. The Retainage with respect to the Properties may be released upon compliance with the conditions set forth in paragraph (e) of this Section 5.4A.

                 (e) The final disbursement for direct costs of construction and renovation and the Retainage with respect to the Properties will be withheld until the Agent (unless waived at such time by the Agent) has been furnished with and approved copies of certificates of completion (each such certificate may be referred to as a "Completion Certificate") (i) (A) signed by the Construction Agent and the Construction Agent's architect stating that each Property has been designed pursuant to and in accordance with all applicable zoning and building laws, ordinances and regulations and
         (B) signed by the

         Construction Agent and the Construction Agent's general contractor stating that each Property has been constructed and completed pursuant to and in accordance with the applicable Plans and Specifications (previously approved by the Agent and the Agent's construction inspector); (ii) final waivers of liens from all materialmen, contractors and subcontractors; (iii) a copy of the "as built" survey with respect to each Property; (iv) evidence of hazard insurance meeting the requirements of the Lease Agreement covering such Property; (v) a copy of the permanent use and occupancy certificate authorizing use and occupancy of the Properties in such form as those governmental agencies having jurisdiction customarily issue upon completion of improvements and readiness thereof for use in the City of Baltimore, Maryland; (vi) an updated title insurance policy, if required by the Agent; and (vii) to the extent requested by the Agent, an Appraisal for each Property as referenced in Section 5.5 of this Agreement.

                 (f) The Agent will not approve Requisitions for materials which are not physically incorporated into the applicable Properties, other than for materials (i) actually delivered to the site or a bonded warehouse in the City of Baltimore, Maryland and stored in a place secured and insured against theft, vandalism and other damage, all in a manner reasonably satisfactory to the Agent or (ii) which cannot feasibly be purchased without advance payment (provided, prior to the funding of any such advance payments, the Agent may require additional due diligence to be undertaken and additional safeguard measures to be implemented, all as determined by the Agent in its reasonable discretion).

                 (g) None of the Financing Parties makes any warranty, either express or implied, that the permitted aggregate amount of Advances will be sufficient to pay all of the Property Costs necessary for Completion.

                 (h) No Advances shall in any way be construed as obligating any Financing Party to any Person for the payment of any expense incurred with respect to any Property, and no Person contracting with the Construction Agent in connection with the construction of the Properties shall be reimbursed by any Financing Party under any circumstances whatsoever. No Financing Party shall in any event be responsible or liable to any Person other than the Construction Agent for the disbursement of or failure to disburse proceeds of any Advance, or any part thereof, and neither any contractor, subcontractor nor material or equipment supplier shall have any right or claim against any Financing Party under any Operative Agreement or in connection with the administration thereof.

          5.4B.  CONDITIONS PRECEDENT TO THE AGENT'S APPROVAL OF REQUISITIONS.

         The Agent shall not be obligated to approve any Requisition until the Agent shall have received a Requisition meeting the requirements of the Operative Agreements, and until all of the following conditions precedent shall have been fully met and complied with in all respects:

                 (a) No Event of Default shall have occurred and be continuing.

                 (b) There shall be sufficient time in the reasonable opinion of the Agent to complete the applicable Property not later than the Construction Period Termination Date.

                 (c) The Construction Agent shall have delivered to the Agent copies of all permits required for the Work for which a Requisition has been submitted.

                 (d) The Construction Agent shall have furnished to the Agent waivers of Liens and receipt of payment as to each contractor and each subcontractor for all Work performed to the date of the last previous Requisition and waivers of Liens as to each supplier for materials included in the last previous Requisition, within thirty
         (30) days from the date of funding of the last previous Requisition, or prior to the next Requisition, which shall first occur.

                 (e) The Construction Agent shall have delivered to the Agent copies of any contracts, public works agreements and other agreements executed by the Construction Agent in connection with the construction or renovation of the applicable Property, all of which must have been approved by the Agent (such approval not to be unreasonably withheld, conditioned or delayed).

                 (f) At the option of the Agent, the title insurance company insuring the title to the Property shall have issued a title continuation or endorsement showing that the fee simple title to the Property is clear of Liens (other than Lessor Liens and Permitted Liens) to the date of such disbursement and that no financing statements affecting the Property, or any part thereof, other than in favor of Agent, or in connection with Lessor Liens or Permitted Liens, have been filed.

                 (g) The Construction Agent shall have delivered to the Agent three sets of Plans and Specifications (prior to commencing the particular Work to which such Plans and Specifications relates), signed and sealed by the Construction Agent's architect and approved by the Agent. The Construction Agent shall have certified to the Agent, and the Agent's construction inspector shall have confirmed, that all construction Work which has been completed on the Properties with respect to which the Requisition is being submitted is in conformity with the applicable Plans and Specifications. Upon the request of the Agent, the Construction Agent will specify the nature of any deviations from such Plans and Specifications.

                 (h) The Agent shall have received, upon the Agent's request, evidence satisfactory to it that all prior disbursements have been properly applied to costs of the applicable Property.

                 (i) With respect to any new construction, the Agent shall have received a current location survey conforming to the requirements of Section 2.6A(k) of the Agency Agreement.

                 (j) The sum of the funds being requisitioned, plus all prior Advances, plus the aggregate of all retentions and undisbursed funds shall be sufficient, in the reasonable judgment of the Agent, to complete the applicable Property in accordance with the applicable Plans and Specifications.

                 (k) The Agent shall have received (i) evidence acceptable to the Agent in its sole discretion that construction Work performed and materials in place to the date of the Requisition are satisfactory both as to the quality and quantity, and that the subsoil is suitable for the continued construction of the applicable Property, and (ii) a certification from the Agent's construction inspector that the Work performed in is compliance with all applicable governmental requirements.

                 (l) Notwithstanding any other provisions of this Agreement, prior to any Advance for costs of each item of personal property Equipment, the Agent must have received and approved reasonably satisfactory evidence of the following items:


                          (i)     a specific description of such item,
                                  including name of manufacturer,
                                  manufacturer's I.D. number or serial number and any other information reasonably requested by the Agent in order to sufficiently describe the item being financed so that the Agent's security interest in such item is adequately and may be or will be adequately perfected, upon delivery to the Construction Agent of such item of Equipment.

                          (ii) an amendment to this Agreement, if necessary in the reasonable judgment of the Agent, pursuant to which the Construction Agent specifically grants to the Agent a security interest in such item (or Construction Agent's interest therein in respect of items on order but not yet received), and

                          (iii) a financing statement or amendment to financing statement, if necessary in the reasonable judgment of the Agent, together with all filing fees therefor, to be filed among the appropriate financing statement records in order to perfect such security interest.

                 (m) If the disbursement is the final disbursement for the costs of the Properties, in order to obtain the Agent's approval of such disbursement (including without limitation the Retainage), in addition to the satisfaction of all conditions set forth in this Section, the Construction Agent shall have provided (i) the Completion Certificates, appropriately completed, and the accompanying documents described therein, and (ii) if reasonably required to protect the interests of the Agent, the Lender and the Holders, evidence satisfactory to Lender than an affidavit of completion has been recorded in the appropriate governmental office in the City of Baltimore, Maryland.

                 (n) The Construction Agent shall cause each of the Construction Agent's general contractor, all major sub-contractors specified by the Agent and the Construction Agent's architect to execute an agreement to complete which will provide, among other things, that (i) upon request in writing by the Agent, they will continue to provide the services called for by their contracts with the Construction Agent and in accordance with the terms thereof following an Event of Default and (ii) they consent to the assignment of their contracts by the Construction Agent to the Agent. The Construction Agent shall cause such general contractor, major sub-contractors and architect to agree to give the Agent notice of a default under their respective contracts with the Construction Agent and under the agreement to complete and an opportunity to cure under their contracts with the Construction Agent and to acknowledge the existence of the Agent's interests in the Properties. To the extent requested by the Agent at any time, the Construction Agent (i) shall assign on a collateral basis the Construction Agent's contracts with its general contractor and its architect within ten (10) Business Days of such request on terms and conditions reasonably acceptable to the Agent and (ii) shall cause its general contractor to provide a bond in an amount up to $20,000,000 in favor of the Agent on behalf of all the Financing Parties and on terms and conditions which are acceptable to the Agent in its reasonable discretion.

                 (o) The Construction Agent authorizes the Agent to place signs at each Property at any reasonable locations selected by the Agent (during the construction of the Properties) and agreed to by the Construction Agent, and to prepare and furnish news releases to the news media or any other publications selected by the Agent advertising the fact that financial assistance for the Properties has been obtained from the Holders and the Lenders, and the details of such financial assistance (but in no event any confidential information regarding the Construction Agent or its business). Any sign placed on any Property by the Construction Agent which identifies such Property shall identify the Holders and the Lenders as the parties providing financing for such Property. Any such news releases must be first approved by the Construction Agent, which will not unreasonably withhold its approval.

                 (p) The Completion Date shall be established by the delivery to the Agent by the Construction Agent of the Completion Certificates (appropriately completed) executed by the Construction Agent, the Construction Agent's architect and the Construction Agent's general contractor, as the case may be, and approved in writing by the Agent. The Completion Certificates delivered to the Agent shall have attached thereto the items described in Section 5.4A(e) hereof.

                 Notwithstanding the foregoing, the Completion Certificates shall state that they are given without prejudice to any rights against third parties which may exist at the date of such Completion Certificates or which may subsequently come into being. It shall be the duty of the Construction Agent to cause the Completion Certificates to be furnished as soon as the construction and renovation of the Properties shall have been completed.

         5.4C.   ADDITIONAL FUNDING LIMITATIONS.

         With respect to the Property located in or about the City of Baltimore, Maryland, the Construction Agent shall deliver to the Agent on or prior to (a) April 30, 1998 fully executed contracts for the general contractor and the architect and copies of the sufficiently completed (as determined in the reasonable judgment of the Agent and the Agent's construction inspector) Plans and Specifications and the Construction Budget and that such have been reviewed and approved by the Agent's construction inspector (such approval not to be unreasonably withheld or delayed) and (b) July 31, 1998 copies of the final Plans and Specifications and the final Construction Budget. The Construction Agent will also provide to the Agent any and all related construction documents reasonably requested from time to time by the Agent. Prior to April 30, 1998, the Holders and the Lenders agree to fund Advances (assuming all conditions precedent under the Operative Agreements are satisfied with respect to each applicable Advance) in an aggregate amount not to exceed $3,100,000. The general contractor's contract shall provide for the Completion of the Property located in the City of Baltimore, Maryland at a price not to exceed $18,500,000. Assuming such contracts for the general contractor and the architect are in form and substance reasonably satisfactory to the Agent, then the Holders and the Lenders shall make available the Available Holder Commitments and the Available Commitments, as the case may be, for additional Advances in accordance with the applicable provisions of the Operative Agreements.

         5.5. ADDITIONAL REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION DATE AND ON CONSTRUCTION PERIOD TERMINATION DATE.

         On or prior to the Completion Date for each Property, the Construction Agent shall deliver to the Agent an Officer's Certificate in the form attached hereto as EXHIBIT I or in such other form as is acceptable to the Agent specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property Cost for such Property, (d) detailed, itemized documentation supporting the asserted Property Cost figures and (e) that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto are true and correct as of the Completion Date (provided, that such certificate may update such representations and warranties to the extent necessary to reflect changed circumstances, so long as such changed circumstances do not adversely affect any Financing Party or otherwise result in a Material Adverse Effect). The Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance acceptable to the Agent, in its reasonable discretion: (u) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception objectionable to the Agent; (v) an as-built survey for such Property, (w) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, (x) a memorandum (or short form) of the Lease and such Lease Supplement (in form suitable for recording), (y) if requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties and (z) if requested by the Agent, an Appraisal regarding such Property evidencing an appraised value of such Property of no less than thirty-four percent (34%) of the aggregate Property Cost of such Property. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to Section 7.1.

         5.6. THE CONSTRUCTION AGENT DELIVERY OF CONSTRUCTION BUDGET MODIFICATIONS.

         The Construction Agent may modify the Construction Budget if, but only if, the aggregate amount of unfunded cost pursuant to such modified Construction Budget does not exceed the sum of the Available Commitment plus the Available Holder Commitment. The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding any Property if such modification materially increases the cost to construct such Property; provided no Construction Budget may be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

         5.7.    RESTRICTIONS ON LIENS.

         On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii). On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent).

         5.8.    REAL ESTATE TAXES.

         An amount equal to one hundred fifty percent (150%) of the real estate taxes relating to each Property prior to the twenty-four (24) month anniversary of the Initial Closing Date (as such amount shall be determined by the Agent in its reasonable discretion) shall be funded by the Lenders and the Holders on or about the Initial Closing Date (at such time as determined by the Agent and into an account as determined by the Agent). Such amount shall constitute an Advance for all purposes of the Operative Agreements from and after the date the Lenders and the Holders fund the same. The Construction Agent shall deliver a notice to the Agent no later than thirty (30) days prior to the due date for payment of any such real estate taxes specifying the amount and address to which such payment should be forwarded. The Agent shall cause such real estate taxes to be paid with the proceeds of the above-described account. Excess amounts remaining in such account after such twenty-four (24) month anniversary of the Initial Closing Date shall be returned on the next Payment Date ratably to the Lenders as a prepayment on the Loans (in accordance with Section 2.6 of the Credit Agreement) and an early return of the Holder Advances (in accordance with Section 3.4 of the Trust Agreement).

         Any amounts remaining in such account after the Construction Period Termination Date shall be promptly remitted at the end of the applicable Interest Period(s) to the Lenders and the Holders ratably in accordance with the then current outstanding Loans and Holder Advances as partial prepayments thereof.

         5.9.    CASH COLLATERAL ACCOUNT.

         The Lessee shall make cash deposits in U.S. Dollars into the Cash Collateral Account from time to time so that at all points in time prior to the Construction Period Termination Date the amount on deposit in the Cash Collateral Account equals or exceeds the then current aggregate Property Cost; provided, such amount on deposit in the Cash Collateral Account may, at the Lessee's election, be reduced dollar for dollar (up to $1,000,000) with regard to the amount of the MIDFA Guaranty (if any). Upon Completion of the Properties and to the extent no Default or Event of Default shall have occurred and be continuing at such time, the Lessee may withdraw from the Cash Collateral Account the amount by which the balance of the Cash Collateral Account exceeds an amount equal to (a) eighty-three percent (83%) of the then current aggregate Property Cost minus (b) $1,000,000 less (i) seventeen percent (17%) of (ii) the aggregate Property Cost for such Properties as of the date of Completion for such Properties in excess of $18,500,000; provided, such amount on deposit in the Cash Collateral Account may, at the Lessee's election, be reduced dollar for dollar (up to $1,000,000) with regard to the amount of the MIDFA Guaranty (if any).


                  SECTION 6.  REPRESENTATIONS AND WARRANTIES.

         6.1.    REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         Effective as of the Initial Closing Date and the date of each Advance, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (j) and (k) are made solely in its capacity as the Borrower:

                 (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

                 (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers or (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause
         (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party;

                 (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

                 (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

                 (e) It has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

                 (f) No Default of Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

                 (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the design, construction and development of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

                 (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

                 (i) The Owner Trustee's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

                 (j) The Owner Trustee is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

                 (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

                 (l) Each Property is free and clear of all Lessor Liens attributable to the Owner Trustee in its individual capacity; and

                 (m) The Owner Trustee, in its trust capacity, is a party to no documents, instruments or agreements other than the Operative Agreements to which it is a party and any other documents delivered by the Owner Trustee in connection with the Operative Agreements.

         6.2. REPRESENTATIONS AND WARRANTIES OF THE CONSTRUCTION AGENT AND THE LESSEE.

         Effective as of the Initial Closing Date, the date of each Advance and the Rent Commencement Date, the Construction Agent and the Lessee represent and warrant to each of the other parties hereto that:

                 (a)      (intentionally omitted);

                 (b) The execution and delivery by each of the Construction Agent and the Lessee of this Agreement and the other applicable Operative Agreements as of such date and the performance by each of the Construction Agent and the Lessee of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of each of the Construction Agent and the Lessee, have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of each of the Construction Agent and the Lessee (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on the Construction Agent, the Lessee or any of their Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any of the Construction Agent, the Lessee or any of their Subsidiaries or any material provision of any agreement, indenture, instrument or other document which is binding on any of the Construction Agent, the Lessee or any of their Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any of the Construction Agent, the Lessee or any of their Subsidiaries;

                 (c) This Agreement and the other applicable Operative Agreements to which the Construction Agent or the Lessee are parties, executed prior to and as of such date, constitute the legal, valid and binding obligation of the Construction Agent or the Lessee, as applicable, enforceable against the Construction Agent or the Lessee, as applicable, in accordance with their terms, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity. The Construction Agent and the Lessee have each executed the various Operative Agreements required to be executed as of such date;

                 (d) Except as described in EXHIBIT J, there are no material actions, suits or proceedings pending or, to our knowledge, threatened against either the Construction Agent or the Lessee in any court or before any Governmental Authority that if adversely determined to the interests of the Construction Agent or the Lessee shall have or could reasonably be expected to have a Material Adverse Effect;

                 (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement by the Construction Agent or the Lessee, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement as to the Construction Agent or the Lessee or (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property by the Construction Agent or the Lessee in each case, except those which have been obtained and are in full force and effect and those which the Lessee expects to obtain in the ordinary course;

                 (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have taken all required actions on its part so that it will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                 (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the design and construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property;

                 (h) All information heretofore or contemporaneously herewith furnished by either the Construction Agent or the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Construction Agent, the Lessee or any of their Subsidiaries to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                 (i) The principal place of business, chief executive office and office of the Construction Agent and the Lessee where the documents, accounts and records (or copies thereof) relating to the transactions contemplated by this Agreement and each other Operative Agreement will be kept (from and after delivery of executed originals thereof) are located at 6611 Tributary Street, Baltimore, Maryland 21224;

                 (j) The representations and warranties of the Construction Agent and the Lessee set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date. The Construction Agent and the Lessee are in all material respects in compliance with their respective obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of each Advance;

                 (k) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or ground leasing or will be renovated and/or modified in accordance with the terms of this Agreement. Each Property then being financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

                 (l) As of each Property Closing Date, the Lessor has good and marketable fee simple title to each Property, or, if any Property is the subject of a Ground Lease, the Lessor will have a valid ground leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 6.2(r)(i) and 6.2(r)(ii) on the applicable Property Closing Date and (ii) subject to Section 5.7, Permitted Liens after the applicable Property Closing Date;

                 (m) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                 (n) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned or leased by Lessee, if any;

                 (o) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

                 (p) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, all utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available at the applicable Land and will be constructed prior to the Completion Date for such Property or, to the extent any such utility services or facilities are not available at the applicable Land, all necessary access thereto (by easement or otherwise) has been obtained for the duration of the reasonably anticipated useful life of such Property and the cost to ensure such access has been included in the Construction Budget;

                 (q) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

                 (r)      (i)     Assuming no act or omission by the Lessor (as
         opposed to those imputed to the Lessor due to acts or omissions of the Construction Agent or the Lessee) has impaired title to any Property, the Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Assuming no act or omission by the Lessor (as opposed to those imputed to the Lessor due to acts or omissions of the Construction Agent or the Lessee) has impaired title to any Property, upon recordation of the Mortgage Instrument in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

                 (ii) The Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the memorandum of the Lease Agreement and the memorandum of a Ground Lease, if any (or, in either case, a short form lease), in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the Construction Agent or the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be perfected first priority security interests in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

                 (s) The Plans and Specifications for each Property will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Upon completion of the Improvements for each Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent);

                 (t) As of the Rent Commencement Date only, each Property shall be improved in accordance with the applicable Plans and Specifications in a good and workmanlike manner and shall be operational; and

                 (u) As of each Property Closing Date only, each Property has been acquired or ground leased pursuant to a Ground Lease at a price that is not in excess of fair market value or fair market rental value, as the case may be.

                    SECTION 7. PAYMENT OF CERTAIN EXPENSES.

         7.1.    TRANSACTION EXPENSES.

                 (a) The Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, the initial fees and expenses of the Owner Trustee due and payable on such Initial Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1(a) only if
         (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in
         Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this
         Section 7.1(a). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(a) to the extent not paid by the Lessor.

                 (b) Assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all amounts described in Section 7.1(a) of this Agreement which have not been previously paid, the annual fees and reasonable out-of-pocket expenses of the Owner Trustee, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.4; provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, on the date of any Construction Advance or any Completion

         Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(b). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(b) to the extent not paid by the Lessor.

         7.2.    BROKERS' FEES.

         The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements.

         7.3.    CERTAIN FEES AND EXPENSES.

         The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by the Construction Agent, the Lessee or any third party and (d) all reasonable costs and expenses incurred by the Construction Agent, the Lessee, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

         7.4.    STRUCTURING FEE AND ADMINISTRATION FEE.

         The Lessee shall pay the structuring fees, administration fees and any other fees and expenses described in the engagement letter dated January 8, 1998 executed by First Union Capital Markets and accepted and agreed to by the Lessee.

         7.5.    FEES AND EXPENSES OF THE AGENT'S CONSTRUCTION INSPECTOR.

         The Lenders and the Holders shall pay (for their own account and without counting such amounts as Advances) the fees and expenses payable from time to time to the Agent's construction inspector with respect to the Properties. Such amounts shall be payable ratably based on the relative Commitments and Holder Commitments of such entities.

                  SECTION 8.  OTHER COVENANTS AND AGREEMENTS.

         8.1.    COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE.

         The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

         8.2.    COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS.

         Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

                 (a) Neither the Owner Trustee (in its trust capacity or in its individual capacity) nor any Holder will create, take any action to cause or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, any and all Lessor Liens on the Properties attributable to it; provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

                 (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to the requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

                 (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed;

                 (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements, and the Owner Trustee shall not take any action that prohibits it from performing under the Operative Agreements;

                 (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

                 (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                 (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name;

                 (h) The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter, until such party has received the approval of each Lender and each Holder affected by such matter;

                 (i) The Owner Trustee shall maintain the trust powers necessary to fully perform under the Operative Agreements;

                 (j) The Owner Trustee shall not make any alterations or improvements to the Property or Improvements without the Lessee's consent, except to the extent required by reason of an emergency or subsequent to the occurrence of and during the continuance of an Event of Default.

                 (k) Whenever the Owner Trustee receives a notice pursuant to any of the Operative Agreements from a party other than a Financing Party, the Lessee or the Construction Agent, the Owner Trustee shall promptly send a copy of such notice to the Lessee, unless (i) the Owner Trustee has actual knowledge that the Lessee has received a copy of such notice or (ii) under the applicable provisions of the Operative Agreements, the Agent, the Holders or the Lenders are required to send such a copy of such notice to the Lessee.

         8.3.    THE LESSEE COVENANTS, CONSENT AND ACKNOWLEDGMENT.

                 (a) The Lessee acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. The Lessee hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each of the Construction Agent and the Lessee shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

                 (b) The Lessor hereby instructs the Lessee, and the Lessee hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) the Lessee shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also to be delivered at the same time to the Agent.

                 (c) The Lessee shall not consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.4 of this Agreement.

                 (d) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as requested by the Agent (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) after the occurrence of an Event of Default.

                 (e) The Lessee hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person (excluding Advances to be made in accordance with the applicable provisions of the Operative Agreements) to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee. Without limitation, such obligations of the Lessee shall include without limitation arrangement fees, administrative fees, participation fees, commitment fees, unused fees, prepayment penalties, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

                 (f) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

                 (g)      (intentionally omitted)

                 (h)      (intentionally omitted)

                 (i) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records (or copies thereof) concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 6611 Tributary Street, Baltimore, Maryland 21224 or if it shall change its name.

                 (j)      (intentionally omitted)

                 (k)      (intentionally omitted)

                 (l)      (intentionally omitted)

                 (m) The Lessee shall promptly notify the Agent, or cause the Agent to be promptly notified, upon the Lessee gaining knowledge of the occurrence of any Default or

         Event of Default which is continuing at such time. In any event, such notice shall be provided to the Agent within ten (10) Business Days after the date on which of when the Lessee gains such knowledge.

                 (n) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments and the Holder Commitments terminated unless consent has been obtained from the Majority Secured Parties, the Lessee will:

                          (i) except as permitted by the express provisions of the Lessee Credit Agreement, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to do so qualify would have a Material Adverse Effect;

                          (ii) pay and perform all obligations of the Lessee under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that the Lessee may contest any item described in this Section 8.3(n)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                          (iii) to the extent failure to do so would have a Material Adverse Effect, observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; keep in full force and effect all licenses, certifications or accreditations necessary for any Property to carry on its business; and not permit the termination of any insurance reimbursement program available to any Property; and

                          (iv) provided that the Agent, the Lenders and the Holders use reasonable efforts to minimize disruption to the business of the Lessee, permit representatives of the Agent or any Lender or Holder, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its financial and accounting books and records, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

                 (o)      (intentionally omitted)

                 (p) Prior to the Construction Period Termination Date, the Lessee will permit the Agent and its authorized agents to enter upon the Property during normal working hours and upon reasonable advance notice to the Lessee, as often as the Agent desires, for the purpose of inspecting the construction of the Improvements. Upon any such entry, the entering party shall not disrupt the construction process in any material way and shall use reasonable care in conducting itself. Failure of the Financing Parties or their authorized agents to discover or to reject materials or workmanship shall not make them liable to the Lessee or to any other Person on account of such deficiency, nor shall any prior failure constitute a waiver of the Financing Parties' right to subsequently reject any such workmanship or materials.

                 (q) The Lessee shall remove, at its cost, all Lessee Equipment from the Properties on or prior to the Expiration Date (unless the Lease is terminated earlier and in such case, on or prior to such date of termination). At its cost, the Lessee shall cause any damage to any Property caused by the removal of Lessee Equipment to be promptly repaired in a workmanlike manner or shall make arrangements (reasonably satisfactory to the Agent) for such repair work. To the extent such Lessee Equipment is not so removed on or prior to the Expiration Date (or such earlier date of termination), then such Lessee Equipment shall automatically and without further action be deemed to be the property of the Lessor.


                 (r) Except as otherwise provided pursuant to the Pledge Agreement, the Lessee shall not, and shall cause each of its Subsidiaries not to, transfer any interest in the stock of any Credit Support Subsidiary.
Except as otherwise provided pursuant to the Pledge Agreement and Section 8.3B(m)(iii) of this Agreement, the Lessee shall, and shall cause each of its Subsidiaries to, keep the stock of any Credit Support Subsidiary free and clear of any and all encumbrances. Except as otherwise provided pursuant to the Pledge Agreement and Section 8.3B(m)(iii) of this Agreement, the Lessee shall not, and shall cause each of its Subsidiaries not to, transfer any interest in the stock of any Credit Support Subsidiary.

                 (s) On or prior to the date which is thirty (30) days after the fiscal year end of the Lessee, the Lessee shall submit to the Agent the annual budget (including without limitation a projected income statement and balance sheet) for the Lessee and its Subsidiaries for the next following fiscal year.

         8.3A.   ADDITIONAL AFFIRMATIVE COVENANTS OF THE LESSEE.

         Until the Expiration Date, the Lessee will, and will cause each Subsidiary (direct and indirect) of the Lessee, unless the prior written consent to do otherwise has been obtained from the Agent to:

                 (a) Maintain, and cause each of its Subsidiaries (direct and indirect) to maintain, at all times, a system of accounting established and administered in accordance with sound business practices; and subject to the provisions of Section 12.13 of the Participation Agreement furnish to the Agent:

                        (i) as soon as available but in no event more than fifty (50) days after the close of each of the Lessee's fiscal quarters, a copy of the Form 10-Q for the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis for such fiscal quarter filed with the United States Securities and Exchange Commission ("SEC") accompanied by a certificate of the chief financial officer of the Lessee stating whether any event has occurred which constitutes a Lease Default or a Lease Event of Default, and, if so, stating the facts with respect thereto and demonstrating (in a manner reasonably satisfactory to the Agent) compliance with all financial covenants; and

                        (ii) as soon as available but in no event more than one hundred twenty (120) days after the close of each of the Lessee's fiscal years, a copy of the Annual Report to Shareholders and/or Form 10-K filed with the SEC for the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis; and

                        (iii) as soon as available but in no event more than one hundred twenty (120) days after the close of each of the Lessee's fiscal years, an audit report of the Independent Accountant, together with a certificate of such Independent Accountant stating directly to the Agent that in the course of such Independent Accountant's audit of the financial statements of the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis and review and examination of all other relevant information, the Independent Accountant has acquired no knowledge of any Lease Event of Default, or under any other indebtedness of the Lessee or its Subsidiaries, (direct or indirect) and has acquired no knowledge of any other event which would constitute such a Lease Event of Default or any other indebtedness of the Lessee or its Subsidiaries (direct or indirect) with the giving of notice or the lapse of time or both, and, if so, stating the facts with respect thereto unless such Independent Accountants, consistent with industry practice, do not give such certificates; and

                        (iv) copies of all other reports made by the Independent Accountant and delivered to the Lessee or its Subsidiaries (direct or indirect) in connection with the annual audit described in (iii) of this subsection and such other and additional information, reports or statements as the Agent may from time to time reasonably request.

                 (b) Pay and discharge, and cause each of its Subsidiaries (direct and indirect) to pay and discharge, all Taxes prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid might become a Lien upon any of its properties, subject to the right of the Lessee to contest the same in accordance with the same conditions imposed in Section 13.1 of the Lease with respect to Legal Requirements. If the Lessee or any of its Subsidiaries (direct or indirect) fails to pay any of such Taxes at the time or in the manner provided in this Section, the Lessor may, at its option, pay such Taxes and the Lessee or any of its Subsidiaries (direct or indirect) shall pay to the Lessor the amount of any sum so paid, with interest thereon at the Overdue Rate.

                 (c) In addition to the insurance required by Article XIV hereof, maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses. The Lessee shall file with the Agent, upon request, a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of insurance, dates of the expiration thereof and the properties and risks covered thereby. Consistent with the first sentence of this
         Section 8.3A(c), within thirty (30) days after notice from the Agent, the Lessee shall obtain such additional insurance as the Agent may reasonably request.

                 (d) Continue, and cause each of its Subsidiaries (direct and indirect) to continue, to engage in or support its business of the discovery, development and marketing of pharmaceuticals and medical devices and shall cause to be done all things necessary to obtain, preserve and to keep in full force and effect (i) the Lessee's existence in good standing as a Delaware corporation qualified to do business in all jurisdictions where the failure to so qualify would have a Material Adverse Effect and (ii) the existence of each Subsidiary of Lessee (direct and indirect) in good standing in its particular jurisdiction of its formation and in all jurisdictions where the failure to so qualify would have a material adverse effect on the business of such Subsidiary and (iii) its Licenses which are necessary for its business operations at each Permitted Facility, and
         (iv) observe the valid requirements of any Governmental Authority in all material respects. Notwithstanding the foregoing, the Lessee and each Subsidiary (direct and indirect) may, with prior notice to, but without consent of, the Agent, change its state of incorporation if such change would not otherwise result in the occurrence of a Lease Event of Default.

                 (e) Keep, and cause each of its Subsidiaries (direct and indirect) to keep, and until the Expiration Date, use its best efforts to cause the General Contractor to keep, adequate records and books of account with respect to each Property, and the business of the Lessee and each of its Subsidiaries (direct and indirect) in accordance with GAAP; and subject to the provisions of Section 12.13 of the Participation Agreement hereof permit the Agent, by its agents, accountants and attorneys, to visit and inspect each Property and each Permitted Facility, to examine such records and books of account and to discuss the affairs, finances and accounts pertaining thereto with agents of the Lessee or any of its Subsidiaries (direct or indirect) at its offices during normal business hours and at such other reasonable times as may be requested by the Agent.

                 (f)      (intentionally omitted)

                 (g) As soon as possible but in no event later than the 120th day after the close of each of the Lessee's fiscal years, furnish to the Agent a certificate of both the chief financial officer and the chief executive officer of the Lessee certifying that to the best of their knowledge and belief the Lessee and its Subsidiaries (direct and indirect) have fulfilled all of the obligations of the Lessee and its Subsidiaries (direct and indirect) under the Operative Agreements throughout the fiscal year most recently ended and that no Lease Default or Lease Event of Default exists, or, if such Lease Default or Lease Event of Default does exist or has occurred over the prior year, setting forth the nature and circumstances of such Lease Default or Lease Event of Default, and the current status thereof.

                 (h) Notify the Agent in writing within two (2) Business Days of the date on which the Lessee or any of its Subsidiaries (direct or indirect) obtains knowledge of the commencement of any litigation against or affecting the Lessee, any of its Subsidiaries (direct or indirect), any Permitted Facility or any Property and of all proceedings before any court or any governmental or regulatory agency affecting the Lessee, any of its Subsidiaries (direct or indirect), any Permitted Facility or any Property, which, if adversely determined, would materially adversely affect the conduct of the Lessee's or any of its Subsidiaries' (direct or indirect) business, the financial condition of the Lessee or any of its Subsidiaries (direct or indirect) or in any manner materially adversely affect the Lessee's use of any Property in the ordinary course of business.

                 (i)      (i)     Take, and cause each of its Subsidiaries
                 (direct and indirect) to take, any and all steps necessary to renew the Licenses in accordance with all applicable laws, rules and regulations and shall fully, promptly and faithfully comply with and perform its obligations and duties under the Licenses in accordance with the terms thereof, including, without limitation, (A) the payment of any and all issuance, renewal or other fees, charges, assessments and other expenses assessed by any issuing Governmental Authority in connection with any of the Licenses, (B) the filing of any and all reports, surveys, schedules, certificates, applications and other items required by any issuing Governmental Authority as a condition precedent to any renewal, issuance, or continuation of any of the Licenses and
                 (C) the operation and maintenance of each Permitted Facility in compliance with all applicable laws, rules and regulations imposed by any Governmental Authority upon the Lessee's business conducted at such Permitted Facility.

                          (ii)    Use its best efforts, and cause its
                 Subsidiaries (direct and indirect) to use best efforts, to obtain from the appropriate Governmental Authority such Licenses, approvals and permits as are necessary for the operation, growth and development of the Lessee's and its Subsidiaries' (direct and indirect) businesses in a commercially reasonable manner.

                 (j) The Lessee shall keep and maintain each Property in compliance in all material respects with all applicable environmental laws of all Governmental Authorities, and further agrees to comply with any and all recommendations to the Lessee set forth in the Environmental Report and furnish to the Agent written evidence of such compliance with thirty (30) days of the Initial Closing Date.
         The Lessee agrees to give notice to the Agent within two (2) Business Days of its acquiring knowledge of any Hazardous Substance upon any Property, with a full description of all known information regarding such Hazardous Substance and promptly comply with any laws requiring the removal, treatment or disposal of such Hazardous Substance and provide the Agent with satisfactory evidence within sixty (60) days after a demand by them, with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of the Agent that the necessary funds are available to pay the cost of removing, treating and disposing of such Hazardous Substance and discharging any encumbrance which may be established on any Property as a result thereof; provided, however, that if the Lessee in the exercise of reasonable diligence is unable within sixty (60) days to ascertain the nature and extent of such Hazardous Substances and/or the cost of appropriate remediation, the Agent and the Lessee shall establish such additional time period as may be reasonably required of the Lessee to provide financial assurance for remediation which is satisfactory to the Agent. The Lessee further agrees to indemnify and hold harmless each Financing Party from any and all claims which may now or in the future be asserted as a result of the presence of any Hazardous Substance upon any Property. Other than such materials required in connection with the Lessee's business, the Lessee shall not place, manufacture or store, or permit to be placed, manufactured or stored, on any Property any Hazardous Substance. Further, in the event of a Release emanating from any Property, the Lessee shall (i) report the Release to the appropriate Governmental Authorities (to the extent required by law); (ii) in consultation with such Governmental Authorities, identify the appropriate remedial measures in response to the Release; and (iii) promptly implement in accordance with any plans, orders or approvals of any Governmental Authority such remedial measures as shall cause mitigation, removal and remediation of any and all effects upon the environment resulting from the Release. Notice of any and all Releases shall be reported to the Agent. In addition to the foregoing, the Lessee shall cause any of its Subsidiaries to provide notice to the Agent of any Hazardous Substances contamination or any release of Hazardous Substances upon any of its properties concerning which such Subsidiary is required by law to provide notice and information to any Governmental Authority.

                 (k) The Lessee shall satisfy all of its obligations pursuant to Section 5.9 of the Participation Agreement.

                 (l) The Lessee shall comply in all material respects with any and all of its obligations under the Prior Lease subject to all notice and cure periods contained therein.

                 (m)      (intentionally omitted)

                 (n)      Lessee and GPI Holdings, Inc. on a consolidated basis
(i) shall at all times maintain cash, Cash Equivalents, short-term investments and investments in the aggregate in an amount equal to or greater than $40,000,000 (as shown on Lessee's then most recent balance sheet, prepared in accordance with GAAP), and such in all cases shall not be subject to any Lien or (ii) (A) as of the end of each fiscal quarter for the immediately preceding twelve (12) month period, shall maintain a Cashflow Coverage Ratio greater than 1.25 to 1.00 and
(B) shall at all times maintain a Tangible Net Worth of not less than $40,000,000.

                 (o) Lessee shall notify the Agent in writing regarding the formation or acquisition of any Subsidiary within thirty (30) days of such formation or acquisition.

         8.3B.   ADDITIONAL NEGATIVE COVENANTS OF THE LESSEE.

         Until the Expiration Date, the Lessee will not, and will cause each Subsidiary (direct or indirect) of the Lessee not to, without the prior written consent of the Agent:

                 (a) Create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets including the Security, whether now owned or hereafter acquired, except (i) the Permitted Liens; (ii) Liens securing purchase money indebtedness permitted by
         Section 8.3B(k)(iv) of this Agreement; provided, that such shall attach only to the property being financed; (iii) Liens on accounts, inventory and other current assets of the Lessee which are not part of the Security; (iv) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens, incurred in good faith in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings; (v) Liens upon property (other than upon any Property or any component hereof) existing at the time such property is acquired by the Lessee or any Subsidiary (direct or indirect) of the Lessee; provided, in each case, that (A) such Liens were not created in contemplation of the acquisition by the Lessee or any Subsidiary (direct or indirect) of the Lessee of such property, and (B) such Liens do not attach or extend to any other property; (vi) attachment, judgment or other similar Liens arising in connection with court proceedings, provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate legal proceedings; (vii) Liens permitted by the Agent; (viii) Liens for Taxes not delinquent or being contested in good faith and by appropriate proceedings, (ix) Liens in connection with worker's compensation, unemployment insurance and other security obligations;
         (x) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (xi) Liens contemplated in favor of the Agent pursuant to the Operative Agreements; (xii) Liens contemplated under that certain Loan Agreement dated June 13, 1996 (the "RPR Agreement") between Lessee and Rhone-Poulenc Rorer Inc. and
         (xiii) extensions, renewals and replacements of any Lien permitted hereunder or under the other Operative Agreements.

                 (b) Enter into any merger or consolidation or acquire (except by gift or bequest) all or substantially all of the assets of any person, firm, joint venture or corporation; provided, however, that, so long as no Lease Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the specified transaction (i) the Lessee may acquire (A) all or any part or interest of any person in intellectual property or other intangible assets and (B) all or substantially all of the assets or stock of any other person to the extent the limitation on capital expenditures set forth in Section 8.3B(f) hereof would not be exceeded; and (ii) any Subsidiary (direct or indirect) of the Lessee may merge with or into or consolidate or combine with the Lessee or with another Subsidiary (direct or indirect) of the Lessee, provided, that if such merger involves the Lessee as a merging party the Lessee is the surviving corporation. Neither the Lessee nor any Subsidiary (direct or indirect) of the Lessee shall sell, lease or otherwise dispose of any of its assets except: (i) assets disposed of in the ordinary course of business; (ii) intellectual property assigned, licensed or sublicensed in the ordinary course of business; (iii) Equipment disposed of in accordance with the provisions of the Operative Agreements; (iv) assets (other than the Equipment) sold or otherwise disposed of which are obsolete or no longer useful in the business in arm's-length transactions; or (v) machinery, equipment and other tangible personal property (other than the Equipment) sold or otherwise disposed of in the ordinary course of business in arm's-length transactions; provided, that the proceeds of such transactions are used within three (3) months after the closing of such transactions to purchase comparable machinery, equipment and tangible personal property, as the case may be. Further, neither the Lessee nor any Subsidiary (direct or indirect) of the Lessee shall (except for Permitted Subsidiary Activity) sell, transfer, assign or encumber, in any manner, any License with respect to the business operations on any Property; or enter into any new ventures or businesses, other than the business of the discovery, development and marketing of pharmaceuticals and medical devices or activities in support thereof. Notwithstanding anything to the contrary contained in this Section 8.3B(b), neither the Lessee nor any Subsidiary (direct or indirect) of the Lessee shall be required to obtain the written consent of any Financing Party with respect to any sale, lease, transfer, assignment or other disposition of assets of any kind to the Lessee or to a Subsidiary (direct or indirect) of the Lessee; provided, however, that (x) prior to any sale, lease, transfer, assignment or other disposition of assets in any twelve (12) month period having an aggregate "net book value" (as defined in GAAP) in excess of two million five hundred thousand dollars ($2,500,000) to a Subsidiary (direct or indirect) of the Lessee (as opposed to the Lessee), the applicable recipient Subsidiary (direct or indirect) of the Lessee shall have delivered to the Agent a guarantee agreement substantially in form and substance reasonably satisfactory to the Agent or (y) with respect to any investment by the Lessee, the Lessee shall be in compliance with Section 8.3B(d) below.

                 (c) Exclusive of Section 8.3B(d) of this Section, make loans or advances to any Person or permit loans or advances to any Person to remain outstanding except for: (i) loans and advances existing on the Initial Closing Date; (ii) advances made for normal and customary business purposes; (iii) loans to employees for the purchase of common stock of the Lessee; and (iv) additional loans which, in any event, shall not at any time exceed $6,000,000 for the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis in the aggregate outstanding at the end of any one fiscal quarter.

                 (d) Exclusive of Section 8.3B(c) and excluding matters pertaining directly to loans, advances or investments in or with GPI Holdings, Inc., make any loans, advances or investments in or with any Subsidiary (direct or indirect) or Affiliate of the Lessee or any new venture or Person in an amount which exceeds $6,000,000 for the Lessee and its Subsidiaries (direct or indirect) on a consolidated basis, in the aggregate outstanding at the end of any one fiscal year.

                 (e)      (intentionally omitted)

                 (f) Make any capital expenditures for fixed assets exceeding, in the aggregate, during any one fiscal year, the total sum of $10,000,000 for the Lessee and its Subsidiaries (direct or indirect) on a consolidated basis.

                 (g) Declare any dividends (other than dividends payable in capital stock of the Lessee) on any shares of any class of its capital stock (other than preferred stock).

                 (h) Fail to notify the Agent of any changes in the chief executive officer or chief financial officer of the Lessee or any Subsidiary (direct or indirect) of the Lessee within thirty (30) days of such change, giving specific reasons for any such change.

                 (i) Except as may be otherwise permitted under Section 8.3B(c), pay or lend, or permit any payment of or loan of, either directly or indirectly, any sum or sums of money to any stockholder of the Lessee or any of its Subsidiaries (direct or indirect) other than payments made in accordance with existing arrangements (including without limitation all extensions and renewals thereof) and payments made for normal and customary business purposes.

                 (j) (i) Restate or amend or permit any Affiliate to restate or amend any Plan established and maintained by the Lessee or any Affiliate of the Lessee, in a manner designed to disqualify such Plan under the applicable requirements of the Code; (ii) permit any officers of the Lessee or any Affiliate of the Lessee to materially adversely affect the qualified tax-exempt status of any Plan of the Lessee or any Affiliate of the Lessee to engage in any Prohibited Transaction; (iv) incur or permit any Affiliate of the Lessee to incur any Accumulated Funding Deficiency, whether or not waived, in connection with any Plan; (v) take or permit any Affiliate of the Lessee to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Lessee or any Affiliate of the Lessee pursuant to Section 4068 of ERISA; (vi) fail to notify the Agent that notice has been received of a termination of any Multiemployer Plan to which the Lessee or any Affiliate of the Lessee has an obligation to contribute; (vii) incur or permit any Affiliate of the Lessee to incur a complete or partial withdrawal from any Multiemployer Plan to which the Lessee or any Affiliate of the Lessee has an obligation to contribute that shall have or could reasonably be expected to have a Material Adverse Effect; or (viii) fail to notify the Agent that notice has been received from the administrator of any Multiemployer Plan to which the Lessee or any Affiliate of the Lessee has an obligation to contribute that any such plan will be placed in "reorganization".

                 (k) Create, incur, assume or suffer to exist any liability for borrowed money (as measured on a consolidated basis for the Lessee and its Subsidiaries (direct and indirect)) at any point in time except: (i) indebtedness in existence on the Initial Closing Date and of which the Lessee has informed the Agent in writing prior to the Initial Closing Date; (ii) indebtedness of the Lessee secured by encumbrances specifically permitted by Section 8.3B(a); (iii) short-term trade indebtedness incurred in the ordinary course of the Lessee's business operations; (iv) indebtedness incurred to finance the purchase price of tangible assets acquired to the extent the aggregate principal amount of such indebtedness incurred at any time of the Lessee does not exceed $10,000,000; (v) lease, royalty and other similar deferred payments required to be made in connection with the licensure or acquisition of intellectual property and other intangible assets; (vi) indebtedness subordinated to the obligations of the Lessee under the Operative Agreements on terms acceptable to the Agent; (vii) unsecured indebtedness incurred for working capital purposes in the form of a working capital loan in a maximum aggregate principal amount not to exceed $5,000,000 at any time outstanding;
         (viii) additional unsecured indebtedness in an amount not to exceed $5,000,000 at any time outstanding for the Lessee and all its Subsidiaries (direct and indirect); (ix) indebtedness incurred pursuant to the RPR Agreement and (x) indebtedness (not to exceed the principal amount of the indebtedness being refinanced) representing the refinancing of any indebtedness permitted under this Section 8.3B(k).

                 (l) Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that (i) the covenants set forth in Sections 8.3B(a) and 8.3B(k) above shall not be construed to prohibit the Lessee from entering into, and performing under, any operating lease, sale/leaseback or other similar arrangement the purposes of which is to permit the use by the Lessee of equipment, furniture and/or fixtures in the normal course of its business, including without limitation the Master Lease Agreement dated September 10, 1996 between the Lessee and General Electric Capital Corporation (and all agreements and instruments contemplated thereby), and (ii) all calculations with respect to covenants in this Agreement shall be made by ignoring any intercompany loans or advances between or among any of the Lessee and/or its Subsidiaries (direct or indirect).

                 (m) Except for Permitted Subsidiary Activity, Lessee shall not permit any Credit Support Subsidiary to engage in any business or other activity and notwithstanding the foregoing, Lessee shall not permit any Credit Support Subsidiary without the prior written consent of the Agent (not to be unreasonably withheld, delayed or conditioned) to (i) incur or otherwise be obligated for any Indebtedness (except for intercompany Indebtedness directly with Lessee or a wholly-owned Subsidiary (direct or indirect) of Lessee) or
         (ii) cause or permit any of its assets to be subject to any Lien or
         (iii) merge with or into or otherwise consolidate with any Person except for Lessee (and in which case Lessee shall be the surviving entity).

         8.4.    SHARING OF CERTAIN PAYMENTS.

         Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by the Lessee to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Holders, the Agent, the Lenders and the Lessee acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

         8.5.    GRANT OF EASEMENTS, ETC.

         The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, and the Agent shall cause the trustee under any Mortgage Instrument to, from time to time at the request of the Lessee (and with the prior consent of the Agent), (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

         8.6. APPOINTMENT BY THE AGENT, THE LENDERS, THE HOLDERS AND THE OWNER TRUSTEE.

         The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.4, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Tranche A Lenders hereby further appoint the Agent to act on their behalf in connection with the Guaranty. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

         8.7.    COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.

                 (a) Notwithstanding any other provision in the Operative Agreements, amounts payable to the Holders shall in all cases be subordinate to amounts payable to the Lenders. The Lessee and the Construction Agent have agreed pursuant to the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from the Lessee or the Construction Agent and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost. Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's Commitment for Tranche A Loans to the aggregate of all the Tranche A Lenders' Commitments for Tranche A Loans. Ratable distributions among the Tranche B Lenders under this
         Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Commitment for Tranche B Loans to the aggregate of all the Tranche B Lenders' Commitments for Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Commitment to the aggregate of all the Lenders' Commitments. Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments.

                 (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows:

                          (i) Any such payment or amount identified as or deemed to be Basic Rent shall be applied and allocated by the Agent first, to the Lenders for application and allocation to the payment of interest on the Loans which is due and payable on such date and thereafter the principal of the Loans which is due and payable on such date and second, to the Holders for application and allocation to the payment of accrued Holder Yield which is due and payable on such date with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due and payable on such date; and thereafter, if no Default or Event of Default is in effect, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Maturity Date or the Expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

                          (ii) If on any date the Agent or the Lessor shall receive any amount in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or
                 (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, first, to prepay the principal balance of the Loans, and accrued interest thereon, on a pro rata basis, and second, to prepay the Holder Advances and accrued Holder Yield thereon, on a pro rata basis, or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.

                          (iii) Subject to Section 8.7(c), an amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, third, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, fifth, ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, sixth, to any and all other amounts owing under the Operative Agreements to the Holders, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

                          (iv)    Subject to Section 8.7(c), an amount equal to
                 (A) any such payment identified as a payment pursuant to
                 Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease), any such payment pursuant to the Pledge Agreement, any such payment pursuant to the Guaranty and any such payment which derives from the Cash Collateral Account and (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties), shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative Agreement, fourth, ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

                          (v)     An amount equal to any such payment
                 identified as Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this
                 Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental

                 Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

                          (vi) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                 (c) Upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all amounts owing to the Holders and the Owner Trustee under the Trust Agreement, any moneys remaining with the Agent shall be returned to the Owner Trustee or such other Person or Persons as the Holders may designate for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

         8.8.    RELEASE OF PROPERTIES, ETC.

         If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Properties from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such deeds of release, termination statements, similar instruments and other documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

         8.9.    LESSEE EQUIPMENT.

         Upon Lessee's reasonable request, the Agent shall execute and deliver instruments confirming that any Lessee Equipment or proposed Lessee Equipment is not subject to any lien or other encumbrance in favor of the Financing Parties.



               SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.

         9.1.    THE CONSTRUCTION AGENT'S AND THE LESSEE'S CREDIT AGREEMENT
                 RIGHTS.

         Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Construction Agent, the Lessee and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall exclusively have the following rights:

                 (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to
         Section 2.3(a) of the Credit Agreement;

                 (b) the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;

                 (c) the right to exercise the prepayment option pursuant to Section 2.6 of the Credit Agreement;

                 (d) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

                 (e) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.11(a) of the Credit Agreement;

                 (f) the right to replace any Lender pursuant to Section 2.11(b) of the Credit Agreement;

                 (g)      the right to approve any successor agent pursuant to
         Section 7.9 of the Credit Agreement; and

                 (h) the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement.

         9.2.    THE CONSTRUCTION AGENT'S AND THE LESSEE'S TRUST AGREEMENT
                 RIGHTS.

         Notwithstanding anything to the contrary contained in the Trust Agreement, the Construction Agent, the Lessee, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall exclusively have the following rights:

                 (a) the right to exercise the early return of Advances option pursuant to Section 3.4 of the Trust Agreement;

                 (b) the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement;

                 (c) the right to receive any notice and any certificate, in each case issued pursuant to Section 3.9(a) of the Trust Agreement;

                 (d) the right to replace any Holder pursuant to Section 3.9(b) of the Trust Agreement;

                 (e) the right to exercise the removal options contained in Section 3.9 of the Trust Agreement; and

                 (f) no removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee.


                       SECTION 10.  TRANSFER OF INTEREST.

         10.1.   RESTRICTIONS ON TRANSFER.

         Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements only in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, each participant, assignee or transferee must obtain the same ratable interest in Tranche A Loans and Tranche B Loans. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement only with the prior written consent of the Agent and the Lessee (which consent shall not be unreasonably withheld or delayed), in accordance with the terms of Section 11.8(b) of the Trust Agreement and also in accordance with the terms of the following paragraphs of this Section 10.1. Prior to any such assignment, conveyance or other transfer to any Person, such Person shall execute and deliver to the Owner Trustee, the Agent and the Lessee an investor's letter (in form and substance reasonably satisfactory to the Agent and the Lessee).

         Each Certificate delivered to any Holder acquiring its interest after the Initial Closing Date shall be issued without registration of such Certificate under the Securities Act, or under any state securities or "blue sky" law, and without qualification of this Trust Agreement under the Trust Indenture Act of 1939, as amended. All Certificates issued hereunder shall bear a legend that shall read substantially as follows:

                          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS.

         In connection with any sale, transference or assignment by any Holder of any participation interest in all or a portion of the interests represented by such Holder's Certificate (a "Certificate Participation") or any right to payment thereunder to any Person (a "Certificate Participant"), the selling Holder shall obtain from such Certificate Participant a certificate containing the following representations and warranties from such Certificate Participant.

                 (a) The Certificate Participant is a sophisticated institutional investor with sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risk of acquiring the Certificate Participation. It is acquiring the Certificate Participation for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act) thereof and if in the future it should decide to dispose of its interest in the Certificate Participation, it understands that it may do so only in compliance with the Securities Act and the rules and the regulations of the SEC thereunder and any applicable state securities laws, if applicable. It is aware that the Certificate Participation has not been registered under the Securities Act or qualified or registered under any state or other jurisdiction's securities laws.

                 (b) The Certificate Participant understands and agrees that any documentation providing for the Participation will contain a paragraph that shall read substantially as follows:

                 THIS CERTIFICATE PARTICIPATION HAS NOT BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS.

The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. Neither the Lessee nor the Construction Agent may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

         10.2.   EFFECT OF TRANSFER.

         From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document. Promptly upon any such transfer, the Owner Trustee, the Holders or the Lenders (as the case may be) shall provide copies of all documents evidencing such transfer to the Lessee.

                         SECTION 11.  INDEMNIFICATION.

         11.1.   GENERAL INDEMNITY.

         Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider;
(c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort.

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure materially precludes the Indemnity Provider from contesting such Claim (and then the Indemnity Provider's obligation hereunder shall only be diminished to the extent of such material preclusion).

         If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the

Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider and, provided, further, that in no event shall the Indemnity Provider be responsible for the costs of more than one separate counsel for all Indemnified Persons unless a conflict of interest exists between Indemnified Persons in which case the Indemnified Persons which have the conflict of interest may retain separate counsel at the expense of the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper,
(3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. Notwithstanding the foregoing, no settlement shall be entered into with respect to any Claim without the Indemnity Provider's consent (which consent shall not be unreasonably withheld, conditioned or delayed).
The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

         Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person and the Indemnity Provider shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed) to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

         11.2.   GENERAL TAX INDEMNITY.

                 (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

                 (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by Section 11.2(a):

                          (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and the Trust, excluding, however, any Taxes for fees or services) by any foreign government (other than as a result of the status of the Lessee) or the United States federal government that are based on or measured by the gross income or net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                          (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor, the Owner Trustee and the Trust, excluding, however, any Taxes for fees or services) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the gross income or net income (including without limitation taxes based on capital gains and minimum taxes) of such Person or are franchise taxes or taxes imposed on capital or capital surplus; provided that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                          (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                          (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

                 (c)      (i)     Subject to the terms of Section 11.2(f), the
                 Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                          (ii) In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                          (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of ten percent (10%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                 (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns required for the Owner Trustee to the extent such returns relate solely to one or more transactions described in the Operative Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property or such Indemnified Person which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                 (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Notes, Holder Yield payable on the Certificates or with respect to any other payments under the Operative Agreement (all such payments being referred to herein as "Exempt Payments" to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

                          (i) Withholdings on any Exempt Payment to any Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit and does submit a properly completed Form 1001 (relating to such Financing Party and entitling it to a complete exemption from Withholding on such Exempt Payment) or Form 4224 (relating to such Financing Party and entitling it to a complete exemption from withholding on such Exempt Payments) or is otherwise subject to complete exemption from Withholding with respect to such Exempt Payment (except where the failure of the exemption results from a change in the principal place of business of the Lessee; provided if a failure of exemption for any Financing Party results from a change in the principal place of business or lending office of any other Financing Party, then such other Financing Party shall be liable for any Withholding or indemnity with respect thereto), or

                          (ii) Any U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

         For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean such term as defined in Section 7701(a)(30) of the Code, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                 If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this
         Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations.

                 Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings.

                 (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person and can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person.

         11.3.   INCREASED COSTS, ILLEGALITY, ETC.

                 (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

                 (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing

         Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 2.11 of the Credit Agreement and 3.9 of the Trust Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Without limiting the effect of the foregoing, the Lessee shall pay to each Financing Party on the last day of the Interest Period therefor so long as such Financing Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D an additional amount (determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for each day during such Interest Period:

                          (i) the principal amount of such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, outstanding on such day; and

                          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Trust Agreement, as the case may be (less the Applicable Percentage), and the denominator of which is one (1) minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus (y) such numerator; and

                          (iii)   1/360.

                 (d) Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

                 (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

                 (f) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

         11.4.   FUNDING/CONTRIBUTION INDEMNITY.

         Subject to the provisions of Section 2.11(a) of the Credit Agreement and 3.9(a) of the Trust Agreement, as the case may be, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or
(c) the making of a voluntary or involuntary prepayment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so prepaid, or not so borrowed, accepted, converted or continued for the period from the date of such prepayment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) reemploying such funds in loans of the same type and amount during the period from the date of prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market.
This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder for a period of ninety (90) days after such termination of the Operative Agreements.

         11.5. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.

         WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

         11.6.   TERMINATION OF EARLIER INDEMNIFICATION AGREEMENT.

                 As of the Initial Closing Date, the Owner Trustee and First Union National Bank hereby agree that each of the indemnification agreements executed prior to the Initial Closing Date by the Lessee (in favor of the Owner Trustee, with respect to, among other things, the liabilities arising with regard to a Property or pursuant to the Land Disposition Agreement) and by the Owner Trustee (in favor of First Union National Bank, with respect to, amount other things, the liabilities arising with regard to a Property pursuant to the Land Disposition Agreement) are without further action, terminated and are of no further force or effect.


                          SECTION 12.  MISCELLANEOUS.

         12.1.   SURVIVAL OF AGREEMENTS.

         The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the

Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

         12.2.   NOTICES.

         All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

                 If to the Construction Agent or the Lessee, to such entity at the following address:

                          Guilford Pharmaceuticals Inc.
                          6611 Tributary Street
                          Baltimore, Maryland  21224
                          Attention:   Mr. Andrew R. Jordan,
                                       Senior Vice President and
                                       Chief Financial Officer
                          Telephone:   (410) 631-6325
                          Telecopy:    (410) 631-6899

                 If to the Owner Trustee, to it at the following address:

                          First Security Bank, National Association
                          79 South Main Street
                          Salt Lake City, Utah 84111
                          Attention:   Mr. Val T. Orton,
                                       Vice President
                          Telephone:   (801) 246-5300
                          Telecopy:    (801) 246-5053

                 If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.

                 If to the Agent, to it at the following address:

                          First Union National Bank
                          c/o First Union Capital Markets Group
                          DC-6
                          301 South College Street
                          Charlotte, North Carolina  28288-0166
                          Attention:   Ms. Jane O. Hurley,
                                       Capital Markets Services
                          Telephone:   (704) 383-3812
                          Telecopy:    (704) 383-7989

                 If to any Lender, to it at the address set forth for such Lender in Schedule 1.1 of the Credit Agreement.

                 From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

         12.3.   COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

         12.4.   TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE
                 MATTERS.

         Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to
Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and the Lessee and/or the Construction Agent (to the extent the Lessee and/or the Construction Agent is a party to such Operative Agreement); provided, to the extent no Default or Event of Default shall have occurred and be continuing, the Majority Secured Parties shall not amend, supplement, waive or modify any provision of any Operative Agreement in such a manner as to adversely affect the rights of the Lessee and/or the Construction Agent without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee and/or the Construction Agent. In addition, (a) the Unanimous Vote Matters shall require the consent of each Lender and each Holder affected by such matter and (b) any provision of any Operative Agreement incorporated by reference or otherwise referenced in a second Operative Agreement shall remain, respecting such second Operative Agreement, in its original form without regard to any such termination, amendment, supplement, waiver or modification in the first Operative Agreement except if such has been agreed to by an instrument in writing signed by, subject to Article VIII of the Trust

Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and the Lessee and/or the Construction Agent (to the extent the Lessee and/or the Construction Agent is a party to such Operative Agreement).

         Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "Unanimous Vote Matters") (i) reduce the amount of any Note or any Certificate, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to any Lender or Holder or increase the amount or extend the expiration date of any Lender's Commitment or the Holder Commitment of any Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.4 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with Section 8.8) or release the Lessee from its obligations under any Operative Agreement or otherwise alter any payment obligations of the Lessee to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement, or (iv) permit Advances for Work in excess of the Construction Budget, or (v) eliminate the automatic option under Section 5.3(b) of the Agency Agreement requiring that the Construction Agent pay certain liquidated damages in exchange for the conveyance of a Property to the Construction Agent. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Lender.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.4; provided that any action taken pursuant to the second paragraph of this Section 12.4 shall not be effective as against the Defaulting Holder.

         12.5.   HEADINGS, ETC.

         The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         12.6.   PARTIES IN INTEREST.

         Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         12.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE; ARBITRATION.

                 (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

                 (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING

         RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection
         (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                 (d) Notwithstanding the provisions of Section 12.7(a) or of any other Operative Agreement to the contrary, upon demand of any party to this Agreement and/or any other Operative Agreement, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and/or any other Operative Agreement between or among parties to this Agreement and/or any other Operative Agreement ("Disputes") shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include without limitation tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from agreements executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement and/or any other Operative Agreement.

                 Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the United States Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within one hundred twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Disputes Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

                 Notwithstanding the immediately preceding binding arbitration provisions, the parties to this Agreement and/or any other Operative Agreement agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders and the

         Holders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders and the Holders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Operative Agreement or under applicable Law or by judicial foreclosure and sale, including without limitation a proceeding to confirm the sale; (ii) all rights of self-help including without limitation peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including without limitation injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                 The parties to this Agreement and/or any other Operative Agreement agree that they shall not have a remedy of special, punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to special, punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                 By execution and delivery of this Agreement and/or any other Operative Agreement, each of the parties hereto and/or thereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement and/or any other Operative Agreement from which no appeal has been taken or is available.

         12.8.   SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.9.   LIABILITY LIMITED.

                 (a) The Lenders, the Agent, the Lessee, the Owner Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.1 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

                 (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Lessee (with respect to the Lessee's obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall:
         (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from the Lessee that is not turned over to the Agent; or
         (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the

         Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.9(b)).

         12.10.  RIGHTS OF THE LESSEE.

         If at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents and the other Operative Agreements and
(ii) of the Lessee under the Operative Agreements have in each case been satisfied or discharged in full, then the Lessee shall be entitled to (a) terminate the Lease and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee or its designee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         12.11.  FURTHER ASSURANCES.

         The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

         12.12.  CALCULATIONS UNDER OPERATIVE AGREEMENTS.

         The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

         12.13.  CONFIDENTIALITY.

         Each Financing Party severally shall keep confidential all non-public information pertaining to the Lessee or any of its Subsidiaries which is provided to it by the Lessee or any of its Subsidiaries and which an officer of the Lessee or any of its Subsidiaries has requested in writing be kept confidential, and shall not disclose such information to any Person except:

                 (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

                 (b) to the extent such information is independently obtained from a source other than the Lessee or any of its Subsidiaries and such information from such source is not, to such Person's knowledge after reasonable investigation, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

                 (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or
         (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

                 (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

                 (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to promptly notify the Lessee prior to any disclosure made pursuant to this clause (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

                 (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party;

                 (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or

                 (h) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to this Agreement) or (ii) assignment by any Holder of interests in the Trust Agreement to another Person (who will in turn be required by the transferring Holder to agree in writing to maintain confidentiality as if it were a Holder originally party to this Agreement).

         Subject to the terms of Sections 12.13(a), (b), (d) and (e) under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to keep confidential all non-public information pertaining to the financing structure described in the unrecorded Operative Agreements.

         12.14.  FINANCIAL REPORTING/TAX CHARACTERIZATION.

         Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

         12.15.  (intentionally omitted)




        [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                             GUILFORD PHARMACEUTICALS INC., as the
                             Construction Agent and as the Lessee


                             By: /s/ Andrew R. Jordan
                                 ----------------------------------------
                             Name:    Andrew R. Jordan
                                   --------------------------------------
                             Title:   Senior Vice President & Chief Financial
                                    -----------------------------------------
                                      Officer
                                      -------

                             FIRST SECURITY BANK, NATIONAL
                             ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the Guilford Real Estate Trust 1998-1


                             By: /s/ Brett R. King
                                 ----------------------------------------
                             Name:   Brett R. King
                                   --------------------------------------
                             Title:   Assistant Vice President
                                   --------------------------------------


                             FIRST UNION NATIONAL BANK, as a Holder, as a
                             Lender and as the Agent


                             By: /s/ Louis E. Flori
                                 ----------------------------------------
                             Name:    Louis E. Flori
                                   --------------------------------------
                             Title:   Vice President
                                   --------------------------------------

                                   SCHEDULE 1

                               Repayment of Loans


         From the Rent Commencement Date and thereafter until and including the Expiration Date, the Owner Trustee shall pay (or cause to be paid) to the Agent for the benefit of the Lenders on the first Business Day of each calendar month an amount equal to $17,113.40 payable for the benefit of the Tranche A Lenders and an amount equal to $2,886.60 payable for the benefit of the Tranche B Lenders. All such amounts referenced in this Schedule 1 shall be applied to the outstanding principal balance of the Tranche A Loans and the Tranche B Loans, respectively.

                                   EXHIBIT A


                                REQUISITION FORM

  (Pursuant to Sections 4.2, 5.2, 5.3 and 5.4 of the Participation Agreement)

         GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to FIRST UNION NATIONAL BANK, as the agent for the Lenders (hereinafter defined) and respecting the Security Documents, as the agent for the Lenders and the Holders (hereinafter defined), to the extent of their interests (the "Agent"):

         Reference is made herein to that certain Participation Agreement dated as of February 5, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among the Company, in its capacity as the Lessee and as the Construction Agent, First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:

              INITIAL CLOSING DATE:
         ----                       -----------------
         (one (1) Business Days prior notice required for Advance)

              PROPERTY CLOSING DATE:
         ----                       -----------------
         (unless such Property Closing Date is concurrent with the Initial Closing Date, five (5) Business Days prior notice required for Advance)

              CONSTRUCTION ADVANCE DATE:
         ----                           -------------
         (unless such Property Closing Date is concurrent with the Initial Closing Date, five (5) Business Days prior notice required for Advance)

 1. Transaction Expenses and other fees, expenses and disbursements under Sections 7.1(a) or 7.1(b) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

                 Party to Whom                  Amount Owed
                 Amount is Owed                 (in U.S. Dollars)
                 --------------                 -----------------
                 --------------                 -----------------
                 --------------                 -----------------
                 --------------                 -----------------
                 --------------                 -----------------

2. Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Property Acquisition Costs): See attached Schedule 1

3.       Description of Improvements:  See attached Schedule 2

4.       Description of Equipment:  See attached Schedule 3

5.       Description of Work:  See attached Schedule 4

6. Aggregate Loans and Holder Advances requested since the Initial Closing Date with respect to each Property for which Advances are requested under this Requisition (listed on a Property by Property basis), including without limitation all amounts requested under this
         Requisition: [IDENTIFY ON A PROPERTY BY PROPERTY BASIS]

                 $                              [Property]
                  --------------

         In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Holders make Holder Advances to the Lessor in the amount of $________________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitments and (ii) each of the provisions of the Participation Agreement applicable to the Loans and Holder Advances requested hereunder have been complied with as of the date of this Requisition.

         The Company has caused this Requisition to the executed by its duly authorized officer as of this _____ day of __________, ______.


                                 GUILFORD PHARMACEUTICALS INC.


                                 By:
                                    -----------------------------------------
                                 Name:
                                      ---------------------------------------
                                 Title:
                                       --------------------------------------

                                 Schedule 1

                             Description of Land
                   (Legal Description and Street Address)

                                 Schedule 2

                         Description of Improvements

                                   Schedule 3

                            Description of Equipment

================================================================================
   General Description          Make         Model         Serial Number
   -------------------          ----         -----         -------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                 Schedule 4

                                    Work


Work Performed for which the Advance is requested:


----------------------------------------------------------------

----------------------------------------------------------------

                                  EXHIBIT B


                  [Outside Counsel Opinion for the Lessee]
                     (Pursuant to Section 5.3(j) of the
                          Participation Agreement)


                            ____________, ______


TO THOSE ON THE ATTACHED DISTRIBUTION LIST

         Re:     Synthetic Lease Financing Provided in favor of _______________

Dear Sirs:

We have acted as special counsel to Guilford Pharmaceuticals Inc., a Delaware (the "Lessee") in connection with certain transactions contemplated by the Participation Agreement dated as of February 5, 1998 (the "Participation Agreement"), among the Lessee, First Security Bank, National Association, as the Owner Trustee (the "Owner Trustee"), the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent"). This opinion is delivered pursuant to Section 5.3(j) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of [IDENTIFY THE APPLICABLE OPERATIVE AGREEMENTS, INCLUDING EACH MORTGAGE INSTRUMENT, RELATED UCC FIXTURE FILINGS, ADDITIONAL UCCS (HEREINAFTER DEFINED), DEEDS AND MEMORANDA OF LEASE] and such other corporate documents and records of the Lessee, certificates of public officials and representatives of the Lessee as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto; (iii) the genuineness of all signatures, the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) except as to the Lessee, the enforceability of the Mortgage Instrument, the Memorandum of Lease and the UCC financing statements against all parties thereto.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

         (a) The Mortgage Instrument and Memorandum of Lease are enforceable in accordance with their respective terms, except as limited by laws generally affecting the enforcement of creditors' rights, which laws will not materially prevent the realization of the benefits intended by such documents.

         (b) Each form of Mortgage Instrument and UCC fixture filing relating thereto, attached hereto as Schedules 1 and 2, respectively, is in proper form for filing and recording with the offices of [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED]. Upon filing of each Mortgage Instrument and UCC fixture filing in [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral described in such Mortgage Instrument or UCC fixture filing to the extent such Collateral is comprised of real property and/or fixtures.

         (c) The forms of UCC financing statements relating to the Security Documents, attached hereto as Schedule 3 (the "Additional UCCs"), are in proper form for filing and recording with the offices of [IDENTIFY (i) THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED AND (ii) THE SECRETARY OF STATE WHERE THE PROPERTIES ARE TO BE LOCATED]. Upon filing of the Additional UCCs in [IDENTIFY (i) THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED AND (ii) THE SECRETARY OF STATE WHERE THE PROPERTIES ARE TO BE LOCATED], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by filing UCC-1 financing statements under Article 9 of the UCC.

         (d) Each form of Deed and Memorandum of Lease is in appropriate form for filing and recording with the [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS FOR THE COUNTIES WHERE THE PROPERTIES ARE TO BE LOCATED].

         (e) Each Memorandum of Lease, when filed and recorded with the [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS FOR THE COUNTIES WHERE THE PROPERTIES ARE TO BE LOCATED], will have been filed and recorded in all public offices in the State of __________ in which filing or recording is necessary to provide constructive notice of the Lease to third Persons and to establish of record the interest of the Lessor thereunder as to the Properties described in each such Memorandum of Lease.

         (f) Title to the Properties located in the State of ___________ may be held in the name of the Owner Trustee as follows: First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Guilford Real Estate Trust 1998-1.

         (g) The execution and delivery by First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, of the Operative Agreements to which it is a party and compliance by First Security Bank, National Association, individually or as the Owner Trustee, with all of the provisions thereof do not and will not contravene any law, rule or regulation of [IDENTIFY THE STATE].

         (h) By reason of their participation in the transaction contemplated under the Operative Agreements, none of the Agent, the Lenders, the Holders or the Owner Trustee has to (a) qualify as a foreign corporation in [IDENTIFY THE STATE], (b) file any application or any designation for service of process in [IDENTIFY THE STATE] or (c) pay any franchise, income, sales, excise, stamp or other taxes of any kind to [IDENTIFY THE STATE].

         (i) The provisions in the Operative Agreements concerning Rent, interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of [IDENTIFY THE STATE].

         (j) If the transactions contemplated by the Operative Agreements are characterized as a lease transaction by a court of competent jurisdiction, the Lease and the applicable Lease Supplement shall demise to the Lessee a valid leasehold interest in the Properties described in such Lease Supplement.

         (k) If the transactions contemplated by the Operative Agreements are characterized as a loan transaction by a court of competent jurisdiction, the combination of the Mortgage Instruments, the Deeds, the Lease and the applicable Lease Supplements (and the other Operative Agreements incorporated therein by reference) are sufficient to create a valid, perfected lien or security interest in the Properties therein described, enforceable as a mortgage in [IDENTIFY THE STATE].

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the State of ___________ and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Construction Agent, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                        Very truly yours,

                                        [LESSEE'S OUTSIDE COUNSEL]

                               Distribution List



First Union National Bank, as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Guilford Pharmaceuticals Inc., as the Construction Agent and the Lessee

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Guilford Real Estate Trust 1998-1

                                   Schedule 1

                          Form of Mortgage Instrument

                                   Schedule 2

                          Forms of UCC Fixture Filings

                                   Schedule 3

                       Forms of UCC Financing Statements

                                   EXHIBIT C


                         GUILFORD PHARMACEUTICALS INC.

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(z) of the Participation Agreement)

         GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY as follows:

         1. Each and every representation and warranty of the Company contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

         2. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

         3. Each Operative Agreement to which the Company is a party is in full force and effect with respect to it.

         4. The Company has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of February 5, 1998 among the Company, as the Lessee and as the Construction Agent, First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.

                                     GUILFORD PHARMACEUTICALS INC.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                   EXHIBIT D


                         GUILFORD PHARMACEUTICALS INC.

                            SECRETARY'S CERTIFICATE
          (Pursuant to Section 5.3(aa) of the Participation Agreement)

         GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:


         1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

         2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of __________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

         3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

         4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

          Name                     Office                       Signature
          ----                     ------                       ---------
  -------------------      -----------------------       ----------------------

  -------------------      -----------------------       ----------------------



IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.


                             GUILFORD PHARMACEUTICALS INC.


                             By:
                                 -----------------------------------------
                             Name:
                                   ---------------------------------------
                             Title:
                                   ---------------------------------------

                                   Schedule 1

                               BOARD RESOLUTIONS

                                   Schedule 2

                           ARTICLES OF INCORPORATION

                                   Schedule 3

                                     BYLAWS

                                   EXHIBIT E


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(bb) of the Participation Agreement)


         FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (except with respect to paragraph 1 below, to the extent any such representations and warranties are made in its individual capacity) but solely as the owner trustee under the Guilford Real Estate Trust 1998-1 (the "Owner Trustee"), DOES HEREBY CERTIFY as follows:

         1. Each and every representation and warranty of the Owner Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

         2. Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.

         3. The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of February 5, 1998 among Guilford Pharmaceuticals Inc., as the Lessee and as the Construction Agent, the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.


                             FIRST SECURITY BANK, NATIONAL
                             ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the Guilford Real Estate Trust 1998-1


                             By:
                                 -----------------------------------------
                             Name:
                                   ---------------------------------------
                             Title:
                                    --------------------------------------

                                   EXHIBIT F


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION

                             OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(cc) of the Participation Agreement)

                       CERTIFICATE OF ASSISTANT SECRETARY


         I, ______________________, duly elected and qualified Assistant Secretary of the Board of Directors of First Security Bank, National Association (the "Association"), hereby certify as follows:

         1. The Association is a National Banking Association duly organized, validly existing and in good standing under the laws of the United States. With respect thereto the following is noted:

         A. Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all National Banking Associations;

         B. On December 9, 1881, the First National Bank of Ogden, Utah was chartered as a National Banking Association under the laws of the United States and under Charter No. 2597;

         C. On October 2, 1922, in connection with a consolidation of The First National Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the title was changed to "The First & Utah National Bank of Ogden"; on January 18, 1923, The First & Utah National Bank of Ogden changed its title to "First Utah National Bank of Ogden"; on January 19, 1926, the title was changed to "First National Bank of Ogden"; on February 24, 1934, the title was changed to "First Security Bank of Utah, National Association"; on June 21, 1996, the title was changed to "First Security Bank, National Association"; and

         D. First Security Bank, National Association, Ogden, Utah, continues to hold a valid certificate to do business as a National Banking Association.

         2. The Association's Articles of Association, as amended, are in full force and effect, and a true, correct and complete copy is attached hereto as Schedule A and incorporated herein by reference. Said Articles were last amended October 20, 1975, as required by law on notice at a duly called special meeting of the shareholders of the Association.

         3. The Association's By-Laws, as amended, are in full force and effect; and a true, correct and complete copy is attached hereto as Schedule B and incorporated herein by reference. Said By-Laws, still in full force and effect, were adopted September 17, 1942, by resolution, after proper notice of consideration and adoption of By-Laws was given to each and every shareholder, at a regularly called meeting of the Board of Directors with a quorum present.

         4. Pursuant to the authority vested in it by an Act of Congress approved December 23, 1913 and known as the Federal Reserve Act, as amended, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) has granted to the Association now known as "First Security Bank, National Association" of Ogden, Utah, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with National Banks are permitted to act under the laws of the State of Utah; and under the provisions of applicable law, the authority so granted remains in full force and effect.

         5. Pursuant to authority vested by Act of Congress (12 U.S.C. 92a and 12 U.S.C. 481, as amended) the Comptroller of the Currency has issued Regulation 9, as amended, dealing, in part, with the Fiduciary Powers of National Banks, said regulation providing in subparagraph 9.7 (a) (1-2):

         (1) The board of directors is responsible for the proper exercise of fiduciary powers by the Bank. All matters pertinent thereto, including the determination of policies, the investment and disposition of property held in fiduciary capacity, and the direction and review of the actions of all officers, employees, and committees utilized by the Bank in the exercise of its fiduciary powers, are the responsibility of the board. In discharging this responsibility, the board of directors may assign, by action duly entered in the minutes, the administration of such of the Bank's fiduciary powers as it may consider proper to assign to such director(s), officer(s), employee(s) or committee(s) as it may designate.

         (2) No fiduciary account shall be accepted without the prior approval of the board, or of the director(s), officer(s), or committee(s) to whom the board may have designated the performance of that responsibility. . . .

         6. A Resolution relating to Exercise of Fiduciary Powers was adopted by the Board of Directors at a meeting held July 26, 1994 at which time there was a quorum present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Schedule C and incorporated herein by reference.

         7. A Resolution relating to the Designation of Officers and Employees to Exercise Fiduciary Powers was adopted by the Trust Policy Committee at a meeting held February 7, 1996 at which time a quorum was present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Schedule D and is incorporated herein by reference.

         8. Attached hereto as Schedule E and incorporated herein by reference, is a listing of facsimile signatures of persons authorized (herein "Authorized Signatory or Signatories") on behalf of the Association and its Trust Group to act in exercise of its fiduciary powers subject to the resolutions in Paragraphs 6 and 7, above.

         9. The principal office of the First Security Bank, National Association, Trust Group and of its departments, except for the St. George, Utah, Ogden, Utah, and Provo, Utah, branch offices, is located at 79 South Main Street, Salt Lake City, Utah 84111 and all records relating to fiduciary accounts are located at such principal office of the Trust Group or in storage facilities within Salt Lake County, Utah, except for those of the Ogden, Utah, St. George, Utah, and Provo, Utah, branch offices, which are located at said office.

         10. Each Authorized Signatory (i) is a duly elected or appointed, duly qualified officer or employee of the Association; (ii) holds the office or job title set forth below his or her name on the date hereof; (iii) and the facsimile signature appearing opposite the name of each such officer or employee is a true replica of his or her signature.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Association this __________ day of _________________, 1998.



(SEAL)


                                       --------------------------------------
                                       R. James Steenblik
                                       Senior Vice President
                                       Assistant Secretary

                                   Schedule A


                            ARTICLES OF ASSOCIATION

                                   Schedule B


                                    BY-LAWS

                                   Schedule C


                             RESOLUTION RELATING TO
                          EXERCISE OF FIDUCIARY POWERS

                                   Schedule D

                           RESOLUTION RELATING TO THE
                     DESIGNATION OF OFFICERS AND EMPLOYEES
                          TO EXERCISE FIDUCIARY POWERS

                                   Schedule E

                      AUTHORIZED SIGNATORY OR SIGNATORIES

                                   EXHIBIT G


                [Outside Counsel Opinion for the Owner Trustee]
                      (Pursuant to Section 5.3(dd) of the
                            Participation Agreement)

                              ___________, ______


TO THOSE ON THE ATTACHED DISTRIBUTION LIST

         Re:     Trust Agreement dated as of February 5, 1998

Dear Sirs:

         We have acted as special counsel for First Security Bank, National Association, a national banking association, in its individual capacity ("FSB") and in its capacity as trustee (the "Owner Trustee") under the Trust Agreement dated as of February 5, 1998 (the "Trust Agreement") by and among it and the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), in connection with the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement dated as of February 5, 1998 (the "Participation Agreement") by and among Guilford Pharmaceuticals Inc. (the "Lessee"), First Security Bank, National Association, as the Owner Trustee, the Holders, the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

         1. FSB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and each of FSB and the Owner Trustee has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it is a party.

         2. The Owner Trustee is the duly appointed trustee under the Trust Agreement.

         3. The Trust Agreement has been duly authorized, executed and delivered by one (1) of the officers of FSB and, assuming due authorization, execution and delivery by the Holders, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against FSB), enforceable against the Owner Trustee (and to the extent set forth therein, against FSB) in accordance with its terms, and the Trust Agreement creates under the laws of the State of Utah for the Holders the beneficial interest in the Trust Estate it purports to create and is a valid trust under the laws of the State of Utah.

         4. The Operative Agreements to which it is party have been duly authorized, executed and delivered by FSB, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of FSB, enforceable against FSB in accordance with their respective terms.

         5. The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms. The Notes and Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and the Certificates are entitled to the benefits and security afforded by the Trust Agreement in accordance with its terms and the terms of the Trust Agreement.

         6. The execution and delivery by each of FSB and the Owner Trustee of the Trust Agreement and the Operative Agreements to which it is a party, and compliance by FSB or the Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on FSB, or as the Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which FSB or Owner Trustee is a party or by which it or any of its property may be bound or affected.

         7. The execution and delivery of the Operative Agreements by each of FSB and the Owner Trustee and the performance by each of FSB and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

         8. Assuming that the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of Section 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Agent, the Lenders, the Lessee or the Holders, as the case may be, of the Operative Agreements or in connection with the acquisition of any Property by the Owner Trustee or in connection with the making by any Holder of its investment in the Trust or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Certificates, or the Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

         9. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates, Notes or the beneficial interest in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Utah.

         10. Upon the filing of the financing statement on form UCC-1 in the form attached hereto as Schedule 1 with the Utah Division of Corporation and Commercial Code, the Agent's security interest in the Trust Estate, for the benefit of the Lenders and the Holders, will be perfected, to the extent that such perfection is governed by Article 9 of the Uniform Commercial Code as in effect in the State of Utah (the "Utah UCC").

         Your attention is directed to the Utah UCC, which provides, in part, that a filed financing statement which does not state a maturity date or which states a maturity date of more than five (5) years is effective only for a period of five (5) years from the date of filing, unless within six (6) months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed. The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective. Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five (5) years after the last date to which the original statement was effective. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. We are attorneys admitted to practice in the State of Utah and in rendering the foregoing opinions we have not passed upon, or purported to pass upon, the laws of any jurisdictions other than the State of Utah and the federal banking law governing the banking and trust powers of FSB. In addition, without limiting the foregoing we express no opinion with respect to
(i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended, (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that the laws of such state (as to which we express no opinion), are in all material aspects identical to the laws of the State of Utah.

         B. The opinions set forth in paragraphs 3, 4, and 5 above are subject to the qualification that enforceability of the Trust Agreement and the other Operative Agreements to which FSB and the Owner Trustee are parties, in accordance with their respective terms, may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         C. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than FSB or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.

         D. We have assumed that all signatures, other than those of the Owner Trustee or FSB, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         E. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment or property involved in these transactions.

         F. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment or property involved in these transactions or the priority of any mortgage or security interest.

         G. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         H. In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, the opinions expressed herein speak only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) and make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions the legal analysis, a legal conclusion or any information confirmation herein.

         I. This opinion is for the sole benefit of the Lessee, the Construction Agent, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns in matters directly related to the Participation Agreement or the transaction contemplated thereunder and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed in this letter are limited to the matter set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.



                                    Very truly yours,

                                    RAY, QUINNEY & NEBEKER


                                    M. John Ashton

                               Distribution List


First Union National Bank, as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Guilford Pharmaceuticals Inc., as the Construction Agent and the Lessee

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Guilford Real Estate Trust 1998-1

                                   EXHIBIT H


                    [Outside Counsel Opinion for the Lessee]
          (Pursuant to Section 5.3(ee) of the Participation Agreement)

                     [ARNOLD & PORTER TO MODIFY TO REFLECT
                      ULTIMATE INCLUSION OF SUBSIDIARIES]


                              ____________, ______


TO THOSE ON THE ATTACHED DISTRIBUTION LIST

         Re: Synthetic Lease Financing Provided in favor of Guilford Pharmaceuticals Inc.

Dear Sirs:

We have acted as special counsel to Guilford Pharmaceuticals Inc., a Delaware corporation (the "Lessee") in connection with certain transactions contemplated by the Participation Agreement dated as of February 5, 1998 (the "Participation Agreement"), among the Lessee, First Security Bank, National Association, as the Owner Trustee (the "Owner Trustee"), the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent"). This opinion is delivered pursuant to Section 5.3(ee) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate documents and records of the Lessee, certificates of public officials and representatives of the Lessee as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto other than the Lessee; (iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of the Lessee), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) that all parties other than the Lessee have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) the enforceability of the Operative Agreements against all parties thereto other than the Lessee and respecting the opinion set forth below in section (i), First Security Bank, National Association, individually or as the Owner Trustee, as the case may be. We have further assumed that the laws of the States of [STATE OF LAWYER'S ADMISSION] and North Carolina are substantively identical.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

         (a) The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party. The Lessee is duly qualified to do business in all jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

         (b) The execution, delivery and performance by the Lessee of the Operative Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Lessee and the Operative Agreements to which the Lessee is a party have been duly executed and delivered by the Lessee.

         (c) The Operative Agreements to which the Lessee is a party constitute valid and binding obligations of the Lessee enforceable against the Lessee in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         (d) The execution and delivery by the Lessee of the Operative Agreements to which it is a party and compliance by the Lessee with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens and Lessor Liens) upon any of its property under, its Articles of Incorporation and By-Laws or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which the Lessee is a party or by which it or any of its property may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on the Lessee.

         (e) No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by the Lessee of any of the Operative Agreements to which it is a party or for the acquisition, ownership, construction and completion of the Properties, except for those which have been obtained.

         (f) Except as set forth on Schedule 1 hereto, there are no actions, suits or proceedings pending or to our knowledge, threatened against the Lessee in any court or before any

Governmental Authority, that concern the Properties or the Lessee's interest therein or that question the validity or enforceability of any Operative Agreement to which the Lessee is a party or the overall transaction described in the Operative Agreements to which the Lessee is a party.

         (g) Neither the nature of the Properties, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which the Lessee is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, the Lessee, except for such approvals and consents which have been duly obtained and are in full force and effect.

         (h) The Security Documents which have been executed and delivered as of the date of this opinion create, for the benefit of the Agent, the security interests in the Collateral described therein which by their terms such Security Documents purport to create. Upon filing of the UCC-1 financing statements (attached hereto as Schedule 2) relating to the Security Documents in the recording offices of (A) the respective county clerk where the principal place of business of the Lessee is located and (B) the Secretary of State where the principal place of business of the Lessee is located, the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by the filing of UCC-1 financing statements under
Article 9 of the UCC in [IDENTIFY THE STATE].

         (i) The Operative Agreements to which First Security Bank, National Association, individually or as the Owner Trustee, is a party constitute valid and binding obligations of such party and are enforceable against First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         (j) The issuance, sale and delivery of the Notes and the issuance and delivery of the Certificates under the circumstances contemplated by the Participation Agreement do not, under existing law, require registration of the Notes or the Certificates being issued on the date hereof under the Securities Act of 1933, as amended, or the qualification of the Loan Agreement under the Trust Indenture Act of 1939, as amended.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the States of __________, and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Construction Agent, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.


                                        Very truly yours,

                                        [LESSEE'S OUTSIDE COUNSEL]

                               Distribution List



First Union National Bank, as the Agent, a Holder and a Lender

Guilford Pharmaceuticals Inc., as the Construction Agent and the Lessee

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the Guilford Real Estate Trust 1998-1

                                   Schedule 1

                                  (Litigation)

                                   Schedule 2

                          (UCC-1 Financing Statements)

                                   EXHIBIT I


                         GUILFORD PHARMACEUTICALS INC.

                             OFFICER'S CERTIFICATE

            (Pursuant to Section 5.5 of the Participation Agreement)


GUILFORD PHARMACEUTICALS INC., a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

1.       The address for the subject Property is ______________________________
         ________________________________.

2. The Completion Date for the construction of Improvements at the Property occurred on ______________.

3.       The aggregate Property Cost for the Property was $___________.

4. Attached hereto as Schedule 1 is the detailed, itemized documentation supporting the asserted Property Cost figures.

5. All representations and warranties of the Company in each Operative Agreement and in each certificate delivered pursuant thereto (including without limitation the Incorporated Representations and Warranties) are true and correct as of the Completion Date.

Capitalized terms used in this Officer's Certificate and not otherwise defined have the respective meanings ascribed thereto in the Participation Agreement dated as of February 5, 1998 among the Company, as the Lessee and as the Construction Agent, First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests.


        [The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of ______________, ______.


                             GUILFORD PHARMACEUTICALS INC.


                             By:
                                 -----------------------------------
                             Name:
                                   ---------------------------------
                             Title:
                                   ---------------------------------

                                   Schedule I

         (Itemized Documentation in Support of Asserted Property Cost)

                                   EXHIBIT J


                      [Description of Material Litigation]
          (Pursuant to Section 6.2(d) of the Participation Agreement)

                                    None

 ------------------------------------------------------------------------------

                                 Appendix A
                       Rules of Usage and Definitions

 ------------------------------------------------------------------------------


                               I.  Rules of Usage


The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

         (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

         (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

         (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

         (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

         (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

         (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

         (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

         (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

         (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

         (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.


                                II.  Definitions

         "AAA" shall have the meaning given to such term in Section 12.7(d) of the Participation Agreement.

         "ABR" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate announced by the Agent from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and is one of several interest rate bases used by the Agent and does not necessarily represent the lowest or most favorable rate offered by the Agent actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

         "ABR Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the ABR.





                                Appendix A-2

         "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

         "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

         "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Accumulated Funding Deficiency" shall mean an "accumulated funding deficiency" as defined in Section 302 of ERISA or Section 412(a) of the Code.

         "Acquisition Advance" shall have the meaning given to such term in
Section 5.3 of the Participation Agreement.

         "Acquisition Loan" shall mean any Loan made in connection with an Acquisition Advance.

         "Additional Incorporated Terms" shall have the meaning given to such term in Section 28.1 of the Lease.

         "Advance" shall mean a Construction Advance or an Acquisition Advance.

         "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agency Agreement" shall mean the Agency Agreement, dated on or about the Initial Closing Date between the Construction Agent and the Lessor.

         "Agency Agreement Event of Default" shall mean any event or condition defined as an "Agency Agreement Event of Default" as defined in Section 5.1 of the Agency Agreement.

         "Agent" shall mean First Union National Bank, as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, for the Lenders and the Holders, to the extent of their interests.





                                  Appendix A-3

         "Applicable Percentage" shall mean for Eurodollar Loans and Eurodollar Holder Advances, the appropriate applicable percentages as shown below:


=====================================================================
       APPLICABLE             APPLICABLE
       PERCENTAGE             PERCENTAGE             APPLICABLE
           FOR                   FOR               PERCENTAGE FOR
    EURODOLLAR LOANS       EURODOLLAR LOANS          EURODOLLAR
    (TRANCHE A LOANS)     (TRANCHE B LOANS)       HOLDER ADVANCES
---------------------------------------------------------------------
  PRIOR TO THE DATE OF   PRIOR TO THE DATE OF   PRIOR TO THE DATE OF
   COMPLETION FOR THE     COMPLETION FOR THE     COMPLETION FOR THE
   PROPERTIES: .750%      PROPERTIES: .750%      PROPERTIES : .750%
---------------------------------------------------------------------
    AFTER THE DATE OF     AFTER THE DATE OF      AFTER THE DATE OF
   COMPLETION FOR THE     COMPLETION FOR THE     COMPLETION FOR THE
   PROPERTIES: .625%      PROPERTIES: .625%      PROPERTIES : .625%
=====================================================================

         "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

         "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

         "Approved State" shall mean Maryland.

         "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

         "Arbitration Rules" shall have the meaning given to such term in
Section 12.7(d) of the Participation Agreement.

         "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as EXHIBIT B.

         "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).





                                  Appendix A-4

         "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (a) the aggregate amount of the Holder Commitments over (b) the aggregate amount of the Holder Advances made since the Initial Closing Date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Advances).

         "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

         "Basic Rent" shall mean, the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Benefitted Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

         "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower" shall mean the Owner Trustee, not in its individual capacity but as Borrower under the Credit Agreement.

         "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Lessor requests the Lenders to make Loans hereunder.

         "Budgeted Total Property Cost" shall mean, at any date of determination with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in North Carolina or any other states from which the Agent, any Lender or any Holder funds or engages in administrative activities with respect to the transactions under the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease" shall mean, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.





                                Appendix A-5

         "Capitalized Lease" shall mean, as applied to any Person, any lease of property (whether real, personal, tangible, intangible or mixed of such Person) by such Person as the lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capital Stock" shall mean any nonredeemable capital stock of the Lessee or any of its Subsidiaries, whether common or preferred.

         "Cash Collateral" shall mean such cash and cash equivalents constituting part of the Collateral pledged by the Lessee and maintained with the Agent in trust account, all as referenced in the Cash Collateral Agreement.

         "Cash Collateral Account" shall mean the cash collateral account which is the subject of the Cash Collateral Agreement.

         "Cash Collateral Agreement" shall mean the Assignment of Cash Collateral Account dated on or about the Initial Closing Date executed by Guilford in favor of the Agent.

         "Cash Collateral Agreement Event of Default" shall have the meaning specified in Section 3.1 of the Cash Collateral Agreement.

         "Cash Equivalents" shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition,
(c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition and (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Agent shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations.

         "Cashflow Coverage Ratio" shall mean, with respect to the Lessee and its Subsidiaries (direct and indirect), on a consolidated basis, as of the end of each fiscal quarter of the Lessee for the four fiscal quarter period ending on such date, the ratio of (a) EBITDAR for the applicable period to (b) the sum of (i) Interest Expense for the applicable period plus (ii) current maturities of Funded Debt Payments for the applicable period plus (iii) Rental Expense for the applicable period





                                Appendix A-6
plus (iv) income taxes (determined in accordance with GAAP) payable by the Lessee and/or its Subsidiaries (direct or indirect) on a consolidated basis for the applicable period.

         "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

         "Certificate Participant" shall have the meaning specified in Section
10.1 of the Participation Agreement.

         "Certificate Participation" shall have the meaning specified in
Section 10.1 of the Participation Agreement.

         "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "City of Baltimore Commitment" shall mean the Commitment to Comply with Ordinance 610 - Minority & Women's Business Enterprise Program of the City of Baltimore dated on or about January 26, 1998 executed by the Lessor.

         "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

         "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

         "Collateral" shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

         "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

         "Commitment" shall mean, as to any Lender, the obligation of such Lender to make the portion of the Loans to the Lessor in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 of the Credit





                                Appendix A-7

Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements.

         "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all of the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender's Tranche A Commitment and the Lender's Tranche B Commitment.

         "Commitment Period" shall mean the period from and including the Initial Closing Date to and including sixty (60) days after the Rent Commencement Date or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

         "Commonly Controlled Entity" shall mean any Subsidiary of the Lessee or any other trade or business (whether or not incorporated) which is under "common control" (as defined in the Code) and of which the Lessee or any of its Subsidiaries is a part.

         "Completion" shall mean, with respect to a Property, such time as the acquisition, installation, testing and final completion (including without limitation, all punch list items) of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by the appropriate governmental entity (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect). If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee, the date of Completion for such Property shall be the Property Closing Date.

         "Completion Certificate" shall have the meaning specified in Section 5.4B(e) of the Participation Agreement.

         "Completion Date" shall mean, with respect to a Property, the earlier of (a) the date on which Completion for such Property has occurred or (b) the Construction Period Termination Date.

         "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.





                                Appendix A-8

         "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

         "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.

         "Construction Agent" shall mean Guilford Pharmaceuticals Inc., a Delaware corporation, as the construction agent under the Agency Agreement.

         "Construction Budget" shall mean the cost of acquisition, installation, testing, constructing and developing any Property as determined by the Construction Agent in its reasonable, good faith judgment.

         "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

         "Construction Inspector" shall mean an architectural or engineering firm of the Agent's choice, to be engaged by the Agent at the Lessee's expense, to perform various services on behalf of the Financing Parties including without limitation examination of the Plans and Specifications and changes thereto, examination of cost breakdowns and estimates, periodic inspections on the behalf of the Financing Parties and advising and rendering periodic reports to the Agent concerning the same.

         "Construction Contract" shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

         "Construction Loan" shall mean any Loan made in connection with a Construction Advance.

         "Construction Loan Property Cost" shall mean with respect to each Construction Period Property at the date of determination, an amount equal to
(a) the aggregate principal amount of Construction Loans made on or prior to such date with respect to the Property minus (b) the aggregate principal amount of prepayments or repayments of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

         "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

         "Construction Period Property" means, at any date of determination, any Property as to which the Rent Commencement Date has not occurred on or prior to such date.





                                Appendix A-9

         "Construction Period Termination Date" shall mean (a) the earlier of
(i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) the twenty-four (24) month anniversary of the Initial Closing Date or (b) such later date as shall be agreed to by the Majority Secured Parties.

         "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

         "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

         "Credit Agreement" shall mean the Credit Agreement, dated on or about the Initial Closing Date, among the Lessor, the Agent and the Lenders, as specified therein.

         "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

         "Credit Agreement Event of Default" shall mean any event or condition defined as a "Credit Agreement Event of Default" in Section 6 of the Credit Agreement.

         "Credit Support Subsidiaries" shall mean GPI Holdings, Inc., GPI Polymer Holdings, Inc. and GPI NIL Holdings, Inc., each a Delaware holding company.

         "Credit Documents" shall mean the Participation Agreement, the Credit Agreement, the Notes and the Security Documents.

         "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Holder" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

         "Defaulting Lender" shall have the meaning given to such term in
Section 12.4 of the Participation Agreement.

         "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.





                                Appendix A-10

         "Disputes" shall have the meaning given to such term in Section 12.7(d) of the Participation Agreement.

         "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "EBITDA" shall mean for any period with respect to the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis, the sum of (a) net income for such period plus (b) depreciation, amortization, income taxes and other non-cash charges for such period, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

         "EBITDAR" shall mean, for any period with respect to the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis, the sum of (a) EBITDA for such period plus (b) to the extent deducted in determining EBITDA for such period, Rental Expense for such period.

         "Election Date" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

         "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the





                                 Appendix A-11
protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and state statutes analogous thereto.

         "Environmental Report" shall mean each Phase I environmental appraisal and all other reports, letters or recommendations concerning any Property in form and substance reasonably satisfactory to the Agent by any environmental consultant in relation to any Property and any and all supplements thereto.

         "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

         "Equipment" shall mean only equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances by the Construction Agent, the Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements or other improvements to real property, including but without limiting the generality of the foregoing, all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communication systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

         "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

         "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed





                                 Appendix A-12
on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

         "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), reported on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period. In the event no such offered rates appear on Telerate page 3750, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period (provided that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the average (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and/or Eurodollar Holder Advance. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate from another recognized service or interbank quotation, or by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.





                                 Appendix A-13

         "Event of Default" shall mean a Lease Event of Default, an Agency Agreement Event of Default, a Pledge Agreement Event of Default, a Cash Collateral Agreement Event of Default or a Credit Agreement Event of Default.

         "Excepted Payments" shall mean: (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

         (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

         (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

         (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

         (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

         (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

         (g) all right, title and interest of any Holder or the Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

         (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents;

         (i)     all payments in respect of the Holder Yield;

         (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

         (k) any rights of either the Owner Trustee or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.





                                 Appendix A-14

         "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

         "Exculpated Persons" shall mean the Borrower, the Holders, the Lessor, their officers, directors, shareholders and partners.

         "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Expiration Date" shall mean the last day of the Term; provided, in no event shall the Expiration Date be later than the seventh annual anniversary of the Initial Closing Date, unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.

         "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

         "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

         "Financing Party" shall mean the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders, the Lenders.

         "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including without limitation strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

         "Form 1001" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.





                                 Appendix A-15

         "Form 4224" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Funded Debt" shall mean, with respect to any Person, without duplication, all long term Indebtedness of such Person as stated on the balance sheet of such Person, determined in accordance with GAAP.

         "Funded Debt Payments" shall mean, as of the end of each fiscal quarter of the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis, the sum of all scheduled current maturities of Funded Debt.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "General Contractor" shall mean Riparius Construction, Inc., its successors and permitted assigns or any other general contractor approved by the Agent and with whom the Construction Agent contracts for the renovations of and improvements to any Permitted Facility.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Ground Lease" shall mean a ground lease (in form and substance satisfactory to the Agent) respecting any Property owned by the Lessee (or a parent corporation or any Subsidiary of the Lessee) and leased to the Lessor where such lease (a) has at least a ninety-nine (99) year term and payments set at no more than $1.00 per year, or (b) is subject to such other terms and conditions as are satisfactory to the Agent.

         "Guaranty" shall mean the Guaranty Agreement dated on or about the Initial Closing Date executed by the Lessee in favor of the Financing Parties.

         "Guilford" shall mean Guilford Pharmaceuticals Inc., a Delaware corporation, and its successors and permitted assigns.

         "Guilford Real Estate Trust 1998-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.





                                 Appendix A-16

         "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

         "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

         "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

         "Holder Commitments" shall mean $600,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Holder, the Holder Commitment of each Holder shall be as set forth in Schedule I to the Trust Agreement as such Schedule I may be amended and replaced from time to time.

         "Holder Construction Property Cost" shall mean, with respect to each Construction Period Property, at any date of determination, an amount equal to the outstanding Holder Advances made with respect thereto under the Trust Agreement.

         "Holder Overdue Rate" shall mean the lesser of (a) the then current rate of Holder Yield respecting the particular amount in question plus two percent (2%) and (b) the highest rate permitted by applicable law.

         "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Advances with respect thereto.

         "Holder Yield" shall mean with respect to Holder Advances from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR as elected by the Owner Trustee from time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; provided, however, (a) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the





                                 Appendix A-17

ABR applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in Section 11.3(f) of the Participation Agreement, the Holder Advances of such Holder shall bear a yield at the ABR applicable from time to time after the dates and during the periods specified in Section 11.3(f) of the Participation Agreement.

         "Holders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time holders of Certificates in connection with the Guilford Real Estate Trust 1998-1.

         "Impositions" shall mean, except to the extent described in the following sentence, any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes;
(iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or the Certificates, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof;
(g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes or the Certificates; (i) the Owner Trustee, the Trust or the Trust Estate; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

         "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or





                                 Appendix A-18
otherwise acquired using the proceeds of the Loans or the Holder Advances, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

         "Indebtedness" of a Person shall mean, without duplication, such
         Person's:

                 (a)      obligations for borrowed money;

                 (b) obligations representing the deferred purchase price of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

                 (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

                 (d) obligations which are evidenced by notes, acceptances or other similar instruments;

                 (e)      Capitalized Lease obligations;

                 (f) net liabilities under interest rate swap, exchange or cap agreements; and

                 (g)      contingent obligations.

         "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Trust, the Trust Company, the Agent, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

         "Indemnity Provider" shall mean, respecting each Property, the Lessee.

         "Independent Accountant" shall mean an Independent Person registered and qualified to practice the profession of accounting under the laws of the State of Maryland.

         "Independent Person" shall mean a person designated by the Lessee, approved by the Agent and not an employee of the Lessee or any Subsidiary of the Lessee.

         "Initial Closing Date" shall mean February 20, 1998.





                                Appendix A-19

         "Initial Construction Advance" shall mean any initial Advance to pay for: (a) Property Costs for construction of any Improvements; and (b) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

         "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

         "Interest Expense" shall mean for any period with respect to the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.


         "Interest Period" shall mean (a) during the Commitment Period and thereafter as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and ending one (1) month, two (2) months or three (3) months thereafter, as selected by the Lessor (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Advance) in its applicable notice given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month, two (2) months or three (3) months thereafter, as selected by the Lessor by irrevocable notice to the Agent (in the case of a Eurodollar Loan) or by the Owner Trustee (in the case of a Eurodollar Holder Advance) in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) there shall not be more than four (4) Interest Periods outstanding at any one (1) time.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.





                                Appendix A-20

         "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of
Section 2.4 of the Lease.

         "Land Disposition Agreement" shall mean the Disposition Agreement dated on or about January 28, 1998 between the Mayor and City Council of Baltimore and the Lessor.

         "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

         "Lease" or "Lease Agreement" shall mean the Lease Agreement dated on or about the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

         "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

         "Lease Supplement" shall mean each Lease Supplement substantially in the form of EXHIBIT A to the Lease, together with all attachments and schedules thereto.

         "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, any Holder, the Lessor, the Lessee, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property or the Appurtenant Rights.

         "Lender Commitments" shall mean $19,400,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Lender, the Lender Commitment of each Lender shall be as set forth in Schedule 1.1 to the Credit Agreement as such Schedule 1.1 may be amended and replaced from time to time.





                                 Appendix A-21

         "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

         "Lenders" shall mean First Union National Bank and shall include the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

         "Lessee" shall have the meaning set forth in the Lease.

         "Lessee Credit Agreement" shall mean that certain Loan and Financing Agreement dated as of December 5, 1994 by and among the Maryland Economic Development Corporation, the Lessee and Signet Bank/Maryland (a predecessor in interest to First Union National Bank), as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

         "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Section 10.1 of the Lessee Credit Agreement.

         "Lessee Equipment" shall mean equipment which (a) is personal property or a fixture (but does not otherwise constitute an interest in real property),
(b) to the extent such constitutes an interest in real property (other than as a fixture), it shall not be subject to any Lien, (c) is not financed with any Advance, (d) is not a replacement for any Equipment, (e) is not a Modification required by any Legal Requirement or any Insurance Requirement, (f) is not integral to the operation of any Improvements with respect to any Property and
(g) may be removed from any Property without causing material damage to such Property which cannot be expeditiously repaired.

         "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as the Lessor under the Lease.

         "Lessor Basic Rent" shall mean the scheduled Holder Yield due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Rent Commencement Date with respect to the Property to which such Holder Advances relate or (b) overdue amounts under the Trust Agreement or otherwise).

         "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

         "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or





                                 Appendix A-22
omission of the Lessor or the Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, in its individual capacity, pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

         "Licenses" shall mean any and all licenses, certificates of authority, operating permits, franchises and other licenses, authorizations, certificates, permits or approvals, including without limitation construction permits, now existing or at any time hereafter issued by, or on behalf of, any Governmental Authority with respect to each Permitted Facility, the acquisition and construction of the Permitted Facility or any renovation, expansion, leasing, ownership and/or operation of the Permitted Facility and any and all operating licenses issued by any Governmental Authority, as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

         "Limited Obligation Event" shall mean any Casualty, Condemnation or Force Majeure Event occurring prior to the Construction Period Termination Date to the extent (but only to the extent) (a) no such Casualty, Condemnation or Force Majeure Event is caused by any act or omission of the Construction Agent, the Lessee and/or any of their respective Affiliates, (b)(i) with respect to any such Casualty or Condemnation, the proceeds therefrom exceed or are reasonably expected to exceed twenty-five percent (25%) of the aggregate Construction Budget for such Construction Period Property and/or (ii) the Lessor, in its reasonable discretion, shall have determined that any such Casualty or Condemnation is reasonably likely to prevent such Construction Period Property from being completed by the Construction Period Termination Date and (c)(i) any such Force Majeure Event shall have occurred and be continuing for ninety (90) consecutive days or more and/or (ii) the Lessor, in its reasonable discretion, shall have determined that any such Force Majeure Event is reasonably like to prevent such Construction Period Property from being completed by the Construction Period Termination Date.

         "Limited Recourse Amount" shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

         "Loan Basic Rent" shall mean the scheduled repayment of Loan amounts on each date and in the manner as specified in Schedule 1 to the Participation Agreement and interest due on





                                 Appendix A-23
the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (a) any such Loan due prior to the Rent Commencement Date with respect to the Property to which such Loan relates or (b) any overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

         "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount all Loans (including without limitation all Acquisition Loans and Construction Loans) made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to
Section 2.6(c) of the Credit Agreement.

         "Loans" shall mean the loans extended pursuant to the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

         "Majority Holders" shall mean at any time, Holders whose Holder Advances outstanding represent at least sixty-six and two thirds percent (66 2/3%) of the aggregate Holder Advances outstanding.

         "Majority Lenders" shall mean at any time, Lenders whose Loans outstanding represent at least sixty-six and two thirds percent (66 2/3%) of the aggregate Loans outstanding.

         "Majority Secured Parties" shall mean at any time, Lenders and Holders whose Loans and Holder Advances outstanding represent at least sixty-six and two thirds percent (66 2/3%) of the aggregate Advances outstanding.

         "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

         "Material Adverse Effect" shall, mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities or operations of the Lessee, (b) the ability of the Lessee to perform its respective obligations under any Operative Agreement to which it is a party,
(c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lenders, the Holders, or the Lessor thereunder, (d) the validity, priority or enforceability of any Lien on any Property created by any of the Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended.

         "Maturity Date" shall mean the Expiration Date.

         "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of (a) the aggregate Property Cost for all of Properties times (b)(i) from (and including) the Initial Closing Date to (and including) the date of Completion for the Properties, eighty-nine percent





                                 Appendix A-24

(89%) and (ii) from (but not including) the date of Completion for the Properties and thereafter, eighty-three percent (83%).

         "MIDFA Guaranty" shall mean the insurance agreement or any similar document (in each case in form and substance satisfactory to the Agent) securing the obligations of the Construction Agent and the Lessee and/or the Lessor, the Borrower or the Owner Trustee under the Operative Agreements.

         "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee (or regarding any Property subject to a Ground Lease, the applicable Affiliate of the Lessee) in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

         "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by the Lessee or any of its Subsidiaries or ERISA Affiliates.

         "Multiple Employer Plan" shall mean a plan to which the Lessee or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

         "New Facility" shall have the meaning given to such term in Section
28.1 of the Lease.

         "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

         "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

         "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Guaranty, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Security Agreement, the Cash Collateral Agreement, the Pledge Agreement, the MIDFA Guaranty (if any), the other Security





                                 Appendix A-25

Documents, the Mortgage Instruments, the Ground Leases, the Deeds, the Bills of Sale, the Land Disposition Agreement, the City of Baltimore Commitment and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

         "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of EXHIBIT A to the Lease.

         "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(c) of the Credit Agreement.

         "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

         "Owner Trustee," "Borrower" or "Lessor" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as the Owner Trustee under the Guilford Real Estate Trust 1998-1, and any successor or replacement Owner Trustee expressly permitted under the Operative Agreements.

         "Participant" shall have the meaning given to such term in Section 9.7 of the Credit Agreement.

         "Participation Agreement" shall mean the Participation Agreement dated on or about the Initial Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

         "Payment Date" shall mean any date on which the amounts set forth in
Schedule 1 to the Participation Agreement are scheduled to be paid, any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

         "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Lessee or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.





                                 Appendix A-26

         "Permitted Facility" shall mean a laboratory and any ancillary office and/or manufacturing facility of the type and size customarily used and operated by the Lessee in its ordinary course of business as of the Initial Closing Date.

         "Permitted Liens" shall mean:

                 (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

                 (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

                 (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

                 (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                 (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

                 (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section
         13.1 of the Lease; and

                 (g) Liens in favor of municipalities to the extent agreed to by the Lessor.

         "Permitted Subsidiary Activity" shall mean (a) with respect to GPI Holdings, Inc., (i) owning and maintaining intangible assets, including but not limited to, stocks, bonds, and other financial instruments and securities and collecting and disbursing income from such investments; (ii) engaging financial advisors and hiring employees to oversee investment activities; (iii) engaging service providers, including attorneys and accountants; (iv) performing all obligations under existing agreements to which it is a party as of the Initial Closing Date; and (v) any other act or activity incidental to and in support of the foregoing, including transfer of funds or other





                                 Appendix A-27
assets through dividends to Lessee or by way of intercompany loans or advances to Lessee or its Subsidiaries (direct or indirect), and (b) with respect to GPI Polymer Holdings, Inc. and GPI NIL Holdings, Inc., (i) owning and maintaining intangible assets, including but not limited to, stocks, bonds, and other financial instruments and securities and collecting and disbursing income from such investments; (ii) engaging financial advisors and hiring employees to oversee investment activities; (iii) engaging service providers, including attorneys and accountants; (iv) acquiring, owning (through fee simple ownership as well as licenses and assignments), and maintaining intellectual property, including patents, tradenames, trademarks, technology, trade secrets, and know-how (collectively, "IP"); (v) engaging third parties (including Guilford Pharmaceuticals Inc.) to perform research and development of IP; (vi) licensing and sublicensing IP; (vii) developing (including manufacturing of) products through contracts with third parties (including Guilford Pharmaceuticals Inc.) utilizing the IP and commercializing such products; (viii) acquiring additional IP; (ix) engaging advisors and hiring employees to oversee IP activities; (x) performing all obligations under existing agreements to which it is a party as of the Initial Closing Date; (xi) registering IP on a worldwide basis; and (xii) any other act or activity incidental to and in support of the foregoing, including transfer of funds or other assets through dividends to GPI Holdings, Inc. or by way of intercompany loans or advances to Lessee or its Subsidiaries (direct or indirect).

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

         "Plan" shall mean any pension, profit sharing, savings, stock bonus or other deferred compensation plan which is subject to the requirements of ERISA, together with any related trusts.

         "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

         "Pledge Agreement" shall mean (a) the Pledge Agreement dated on or about the Initial Closing Date between the Lessee and the Agent and (b) the stock powers requested by the Agent to be executed in connection therewith.

         "Pledge Agreement Event of Default" shall mean any event or condition defined in Section 8 of the Pledge Agreement as a "Pledge Agreement Event of Default".

         "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

         "Prior Deed of Trust" shall mean the Leasehold Deed of Trust dated as of December 5, 1994 between the Lessee, the trustees referenced therein, conveying to Signet Bank of Maryland (a predecessor in interest to First Union National Bank) and the Maryland Economic





                                 Appendix A-28

Development Corporation, collectively as the beneficiary, as such is recorded in the City of Baltimore, Maryland Registry.

         "Prior Land" shall mean the 7.487 acre (approximately) tract of land located at 6611 Tributary Street in Baltimore City, Maryland, as more particularly described in Exhibit A attached to the Prior Deed of Trust and made a part thereof, and by this reference a part hereof, together with any and all improvements thereon.

         "Prior Lease" shall mean the Lease Agreement dated August 30, 1994 between the Lessee as lessee and the Prior Owner as lessor, creating the Lessee's leasehold estate in the Prior Land and the improvements, together with all supplements thereto.

         "Prior Owner" shall mean Crown Royal Limited Partnership, a Maryland limited partnership, the fee owner of the Prior Land and the improvements, and lessor pursuant to the Prior Lease.

         "Proceeds" or "proceeds" shall mean, when used with respect to any of the Security, all proceeds within the meaning of the Maryland Uniform Commercial Code and shall include the proceeds of any and all insurance policies.

         "Prohibited Transaction" shall mean a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code.

         "Property" shall mean, with respect to each Permitted Facility that is (or is to be) acquired, constructed and/or renovated pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Construction Period Property, each Property subject to a Ground Lease and each Property for which the Term has commenced.

         "Property Acquisition Cost" shall mean the cost to the Lessor to purchase a Property on a Property Closing Date.

         "Property Closing Date" shall mean the date on which the Lessor purchases a Property or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased by the Lessor.

         "Property Cost" shall mean with respect to a Property the aggregate amount (and/or the various items and occurrences giving rise to such amounts) of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of the Participation Agreement).

         "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.





                                 Appendix A-29

         "Purchasing Lender" shall have the meaning given to such term in
Section 9.8(a) of the Credit Agreement.

         "Register" shall have the meaning given to such term in Section 9.9(a) of the Credit Agreement.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Rent Commencement Date" shall mean, regarding each Property, the earlier to occur of the Construction Period Termination Date and the Completion Date.

         "Rental Expense" shall mean, for any period, the total rental expense under all leases (other than Capital Leases) of the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis, as determined in accordance with GAAP.

         "Reportable Event" shall mean a "reportable event" as defined by Title IV of ERISA.

         "Reportable Event" shall have the meaning specified in ERISA.

         "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

         "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

         "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust





                                Appendix A-30
matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Retainage" shall have the meaning specified in Section 5.4A(d) of the Participation Agreement.

         "RPR Agreement" shall have the meaning specified in Section 8.3B(a) of the Participation Agreement.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

         "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

         "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

         "Sale Option" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than expected wear and tear during the Term of the Lease.

         "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance, (b) as to any ABR Loan or any ABR Holder Advance, the fifteenth day of each month and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

         "SEC" shall have the meaning specified for such term in Section 8.3A(a)(i) of the Lease.

         "Secured Parties" shall have the meaning given to such term in the Security Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Security" shall mean all of the security for the Lessee's and/or the Owner Trustee's obligations under the Operative Agreements, in the Operative Agreements, together with all proceeds thereof and additions thereto.

         "Security Agreement" shall mean the Security Agreement dated on or about the Initial Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties.





                                Appendix A-31

         "Security Documents" shall mean the collective reference to the Security Agreement, the Cash Collateral Agreement, the Pledge Agreement, the MIDFA Guaranty (if any), the Guaranty, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

         "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, installation, design, construction, improvement and testing of the Properties other than Hard Costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the Lender Unused Fee, the Holder Unused Fee, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

         "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one
(1) or more Subsidiaries, or by such Person and one (1) or more Subsidiaries.

         "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

         "Tangible Net Worth" shall mean the total assets of the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis exclusive of goodwill, trademarks, licenses and such other assets as are classified as intangible assets (including without limitation any and all loans (whether or not permitted) referenced in Section 8.3B(c)(iv) and any and all loans, advances or investments (whether or not permitted) referenced in Section 8.3B(d) in accordance with GAAP less total liabilities of the Lessee and its Subsidiaries (direct and indirect) on a consolidated basis.

         "Taxes" shall have the meaning specified in the definition of "Impositions".

         "Term" shall have the meaning specified in Section 2.2 of the Lease.





                                Appendix A-32

         "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

         "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of the Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of the Lessee or any ERISA Affiliate from a Multiemployer Plan.

         "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

         "Termination Value" shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or
(ii) with respect to a particular Property, an amount equal to the product of the Termination Value of all the Properties times a fraction, the numerator of which is the Property Cost allocable to the particular Property in question and the denominator of which is the aggregate Property Cost for all the Properties, in each case as of the last occurring Payment Date, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued but unpaid interest on the Loans and any and all Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

         "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule 1.1 to Credit Agreement.

         "Tranche A Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.





                                 Appendix A-33

         "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitment.

         "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

         "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 1.1 to Credit Agreement.

         "Tranche B Lenders" shall mean First Union National Bank and shall include the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

         "Tranche B Loan" shall mean the Loans made pursuant to the Tranche B Commitment.

         "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

         "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in Section 7.1 of the Participation Agreement and the following:

                (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for the Lessee or the Construction Agent in connection with the transaction contemplated by the Operative Agreements;

                (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

                (d) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents;





                                Appendix A-34

                (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement; and

                (f) the reasonable fees, out-of-pocket expenses and disbursements of the Construction Inspector in connection with the transactions contemplated by the Operative Agreements.

         "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Trust" shall mean the Guilford Real Estate Trust 1998-1.

         "Trust Agreement" shall mean the Amended and Restated Trust Agreement dated on or about the Initial Closing Date between the Holders and the Owner Trustee.

         "Trust Company" shall mean First Security Bank, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

         "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

         "Trust Property" shall have the meaning specified in Section 2 of the Security Agreement.

         "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

         "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

         "Unanimous Vote Matters" shall have the meaning given it in Section
12.4 of the Participation Agreement.

         "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

         "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.





                                 Appendix A-35

         "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

         "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

         "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.





                                 Appendix A-36